UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

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FIRST FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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FIRST FINANCIAL CORPORATION One First Financial Plaza P.O. Box 540 Terre Haute, Indiana 47808

March 18, 2022

Dear Shareholders:

Our 2022 Annual Meeting of Shareholders will be held on Wednesday, April 20, 2022 at 11:00 a.m., EST (“Annual Meeting”). The Annual Meeting will be held virtually via live audio webcast on the Internet at www.virtualshareholdermeeting.com/THFF2022. Even though our meeting will be held virtually, shareholders will still have the ability to participate in our Annual Meeting and vote their shares at the Annual Meeting if they wish.

The formal notice of this Annual Meeting and the proxy statement appear on the following pages. We have also enclosed a copy of our 2022 Annual Report on Form 10-K for your review. To ensure that your votes on the business matters of the meeting will be recorded, after reading the proxy statement and other materials, please submit your proxy promptly by telephone or Internet or by marking, signing and returning a physical proxy card by mail.

We hope you will attend the virtual meeting and urge you to vote your shares in advance. Even after submitting the proxy, you may, of course, vote on all matters brought before the meeting.

Sincerely,

/s/ Norman L. Lowery
Chairman of the Board

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FIRST FINANCIAL CORPORATION
ONE FIRST FINANCIAL PLAZA
P.O. BOX 540
TERRE HAUTE, INDIANA 47808

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 20, 2022

To our Shareholders:

Notice is hereby given that, pursuant to the call of its Board of Directors, an Annual Meeting of Shareholders of First Financial Corporation (the “Corporation”) will be held on Wednesday, April 20, 2022 at 11:00 a.m. EST via a live audio webcast. You will be considered present and in person at the Annual Meeting (if you have not otherwise voted via proxy) and may vote your shares during the meeting by visiting www.virtualshareholdermeeting.com/THFF2022.

The purposes of the meeting are:
(1)    To elect each of the following nominees to the Board of Directors of the Corporation for a term expiring in 2025 or until each of their successors are duly elected and qualified:

W. Curtis Brighton
Michael A. Carty
William R. Krieble
Tina J. Maher
Ronald K. Rich

(2)    To conduct a non-binding advisory vote to approve the compensation of our Named Executive Officers as described in the Proxy Statement;
(3)    To ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
(6)    To transact such other business as may properly be presented at the meeting or any adjournment or postponement thereof.
The list of shareholders prepared for the Annual Meeting will be open to examination during the meeting and can be accessed at www.virtualshareholdermeeting.com/THFF2022. The list of shareholders will also be available for examination beginning five days prior to the Annual Meeting and through duration of the Annual Meeting at the headquarters of the Corporation located at One First Financial Plaza, Terre Haute, IN 47808.

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Only shareholders of record at the close of business on March 1, 2022 will be entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

/s/ Rodger A. McHargue
Chief Financial Officer and Secretary

March 18, 2022

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on April 20, 2022:

The proxy statement and annual report are available at https://www.first-online.bank/proxy.

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TABLE OF CONTENTS
(continued)

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FIRST FINANCIAL CORPORATION
ONE FIRST FINANCIAL PLAZA
P.O. BOX 540
TERRE HAUTE, INDIANA 47808
(812) 238-6000

____________________________________________________________

PROXY STATEMENT
____________________________________________________________

In this proxy statement, First Financial Corporation is referred to as “we,” “us,” “our,” “the Corporation” or “First Financial,” and First Financial Bank, N.A. is referred to as “the Bank.”
PROXY STATEMENT SUMMARY
Because the following summarizes information that is further described in this Proxy Statement, we encourage you to read this document in its entirety before casting your vote. In addition, you can find frequently asked questions and their answers on page 4.
Virtual Annual Meeting

The Annual Meeting will be held virtually via a live audio webcast. There will not be a physical meeting location available for in-person participation. We believe holding our annual meeting online will facilitate greater shareholder attendance while still providing comparable rights and opportunities to participate, including the ability to ask questions, as a shareholder would have if he or she were attending our annual meeting in person..
Our 2021 Performance and Achievements
Expansion
On November 5, 2021, we completed our merger with Hancock Bancorp, Inc., the parent of Hancock Bank and Trust. The merger with Hancock expanded our locations in Kentucky and gave us a presence in the attractive Bowling Green market. As a result of the merger and continued organic growth, our assets have grown to approximately $5.2 billion as of December 31, 2021, with 78 branch offices across Indiana, Illinois, Kentucky, and Tennessee.
Branch Consolidation
During 2021, we executed a branch consolidation strategy in response to the accelerated shift of customer banking preferences to online delivery. This initiative consolidated 10 branches into other nearby locations which allows us to maintain the high level of service our customers expect while reducing operational expenses. These consolidations are projected to save approximately $2.3 million per year in operating expenses commencing in the first quarter of 2022.
Financial Performance
Fiscal year 2021 was another year of successful financial performance, which enabled us to increase shareholder dividends for the 33rd consecutive year and award a special dividend of $0.10 per share. Our reported net income was $53.0 million. Diluted net income per common share of $4.02 was a 2.3% increase over the $3.93 per share reported for 2020. Return on average assets was 1.10%. Return on average shareholder equity was 8.87%. Our efficiency ratio remained strong at 61.84%. Other financial highlights include:

•Adjusted net income would have been $58.4 million or $4.43 per common share after excluding merger and branch consolidation expenses. 1
•Total loans outstanding of $2.8 billion as of December 31, 2021
•Total deposits outstanding increased $653 million, or 17.4%, to $4.4 billion
•Net interest income $43.4 million
•Net interest margin of 3.20%
•Non-interest income of $42.1 million
•Credit quality remained strong as the ratio of net charge-offs to average loans fell to 0%
•Tier one capital ratio was 14.37%

Our complete financial results are reported in detail in our Form 10-K.

Environmental, Social and Governance (“ESG”) Matters

Our commitment to environmental, social and governance responsibility remained strong in 2021 despite the global pandemic. 2021 saw us make great strides and achieve success in many areas, including the following:
•Our proposal to allow for the ability of shareholders to amend the Corporation's bylaws was approved at the 2021 annual meeting, demonstrating our commitment to good governance practices.
•We created a new Diversity, Equity and Inclusion Officer position.
•We continued to add diversity to our Board of Directors, adding our second female Director.
•We committed to reporting information to investors on ESG related topics and dedicated resources necessary to deliver meaningful reporting under the SASB Framework.
•We finished 2021 with a workforce that is 78% gender or racially diverse.
•We consolidated and optimized 10 branch locations to better meet the financial service needs of our communities, which should also reduce our energy and resource consumption.

For more information on our commitment to ESG and to view our 2021 SASB disclosures, please visit www.first-online.bank/esg.

Shareholder Outreach and Engagement
Following our 2020 annual meeting, we initiated an engagement program to discuss with shareholders their priorities and perspectives on topics such as compensation and governance matters. We continued our shareholder outreach in 2021. Members of our Board and executive management team contacted institutional investors representing 39% of our outstanding shares and met with those investors who expressed a desire to meet.
Our outreach confirmed that our shareholders are broadly supportive of our financial performance, executive compensation, governance and ESG practices. The strong support of our investors was evidenced at our 2021 annual meeting when over 92% of participating shareholders noted their approval of our compensation practices.
Board of Directors Expansion and Diversity
Susan M. Jensen joined our Board in 2021, which added public relations expertise and further diversified our Board. Reflective of our community, customers and associates, our Board includes members with diverse expertise in areas such as agriculture, auto lending, banking, community organizations, education, law, military, public relations, pensions and state and local government. Our Board now includes two women and one African-American member. We have added a Board Diversity Matrix summarizing the diverse makeup of our Board on page 13.

1 Adjusted net income is a non-GAAP financial measure. Please refer to "Supplemental Non-GAAP Financial Measures" in this proxy statement for an explanation of why we use adjusted net income and for a reconciliation of Adjusted net income to the most directly comparable GAAP financial measure.

Proposal No. 1 – Election of Five Directors (Page 8)
To elect five directors for a term expiring in 2025 or until each of their successors are duly elected and qualified.

NOMINEE	AGE	START YEAR	OCCUPATION	INDEPENDENT
W. Curtis Brighton	68	2004	President and Director of Templeton Coal Company, Inc. Former President and General Counsel of Hulman and Company and Director of Lynch Coal Operators Reciprocal Corporation	Yes
Michael A. Carty	71	2020	Retired licensed CPA and former SVP, Secretary and CFO of First Financial Bank from 1976 to 2010. Director of Centier Bank from 2012 to 2016.	Yes
William R. Krieble	74	2009	Retired Program Director for the Division of Disability and Rehabiltative Services of the State of Indiana. Combined 41 years of experience working as a public servant for the State of Indiana.	Yes
Tina J. Maher	74	2019	Retired Vigo County School Corporation employee. Principal of Maher Farms. Former Director of numerous not-for-profit organizations, holding positions of Chairperson, Secretary and Treasurer.	Yes
Ronald K. Rich	83	2005	Retired Financial Representative for Northwestern Mutual Financial Network, holding Chartered Life Underwriter and Chartered Financial Consultant designations from The American College of Financial Services.	Yes

Proposal No. 2 - Advisory Vote on Executive Compensation (Page 50)
To approve, on a non-binding advisory basis, the 2021 compensation of our CEO and other Named Executive Officers.
•Our CEO’s total direct compensation (base salary, annual bonus and annual stock awards) for 2021 was approximately 2.2% above 2020 total direct compensation.
•Total compensation for our CEO for 2021 decreased by 12.34% from total compensation reported for 2020 due to a lower pension value amount in 2021.
Proposal No. 3 – Ratification of Crowe LLP as Independent Auditor for 2021 (Page 52)
To ratify the selection of Crowe LLP as our independent registered public accounting firm independent auditor for 2022.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES AND FOR EACH OF THE AFOREMENTIONED PROPOSALS AS FURTHER DESCRIBED IN THIS PROXY STATEMENT.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:    Why did I receive this Proxy Statement?
You received this proxy statement and accompanying notice of annual meeting because, as a shareholder of the Corporation, our Board of Directors (the “Board”) is soliciting your proxy to vote at the Annual Meeting of shareholders. The Annual Meeting will be held on Wednesday, April 20, 2022, at 11:00 a.m., EST. This proxy statement describes the matters on which we would like you to vote and provides information so that you can make an informed decision. It is first being mailed to our shareholders on or about March 18, 2022.
Q:    Why is the Corporation holding the Annual Meeting remotely this year and how will I be able to participate?

We believe that allowing our shareholders to participate in the meeting online will facilitate greater shareholder attendance while still providing opportunities to participate, including the ability to ask questions, as a shareholder would have if he or she were attending an in-person meeting.
Any shareholder of record as of March 1, 2022, and those who hold a valid proxy from a shareholder of record can attend the Annual Meeting online at www.virtualshareholdermeeting.com/THFF2022. The live audio webcast will start at 11:00 a.m. EDT. You will need your 16-digit control number that is printed on your proxy card or on the instructions that accompanied your proxy materials to access the meeting. Instructions on how to attend the Annual Meeting will be posted at www.virtualshareholdermeeting.com/THFF2022. We encourage you to access the meeting 15 minutes prior to the start time to allow ample time to complete the online check-in process. Further guidance on how to submit questions at the Annual Meeting and our procedures for responding to those questions also will be available on the virtual shareholder meeting log-in page.

If you encounter any technical difficulties accessing the virtual Annual Meeting during check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log-in page. Further information and guidance on how to access the virtual meeting, along with how to receive assistance for any technical and logistical issues related to accessing the virtual meeting, will be available on www.virtualshareholdermeeting.com/THFF2022 in advance of the meeting.

Q:    What am I voting on?
You are being asked to consider and vote on the following:
(1)To elect each of the following nominees to the Board of Directors of the Corporation for a term expiring in 2025 or until each of their successors are duly elected and qualified:
W. Curtis Brighton
Michael A. Carty
William R. Krieble
Tina J. Maher
Ronald K. Rich

(2)To conduct a non-binding advisory vote to approve the compensation of our Named Executive Officers as described in the Proxy Statement;
(3)To ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Q:    Who is entitled to vote?

Holders of our outstanding common stock as of the close of business on March 1, 2022, the record date for the Annual Meeting, are entitled to vote at the Annual Meeting. As of March 1, 2022, 12,470,926 shares of common stock were issued and outstanding, each of which entitles the holder to one vote.

Q:    What are the Board’s recommendations?
The Board recommends that you vote your shares as follows:
•FOR the election of each of W. Curtis Brighton, Michael A. Carty, Tina J. Maher, William R. Krieble and Ronald K. Rich to the Board for a three-year term;

•FOR the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers; and

•FOR the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

The shares represented by a properly executed and returned proxy card will be voted according to your instructions. If no instructions are provided on a signed proxy card, the persons named as proxies on your proxy card will vote in accordance with the above recommendations of the Board.
Q:    What if other matters come up during the meeting?
If any matters other than those referred to in the Notice of Annual Meeting of Shareholders properly come before the meeting, the individuals named in the accompanying proxy card will vote the proxies held by them as recommended by the Board or, if no recommendation is given, in accordance with their best judgment. We are not aware of any business other than the items referred to in the Notice of Annual Meeting of Shareholders that may be considered at the meeting.
In the unlikely event that any of the director nominees becomes unable or is unwilling to serve at the time of the meeting, the persons named as proxies in the accompanying proxy card will have discretionary authority to vote for a substitute nominee named by the Governance and Nominating Committee if the Board decides to fill that nominee’s position.
Q:    Who can attend the meeting?
All shareholders as of the record date or their duly appointed proxies, may attend the meeting remotely.
Q:    What constitutes a quorum?
Holders of a majority of the voting power of the outstanding shares of common stock of the Corporation, represented in person or by proxy, constitute a quorum for the annual meeting. As of the record date, 12,470,926 shares of common stock were outstanding. Proxies received but marked as abstentions and “broker non-votes” (as described below) will be included in the calculation of the number of shares considered to be present at the meeting for purposes of establishing a quorum.
Q:    How do I vote?
If you hold your shares in your own name, you may submit a proxy by telephone, by mail or via the Internet.
◦Submitting a Proxy by Telephone: You can submit a proxy for your shares by telephone until 11:59 p.m. Eastern Daylight Time on April 19, 2022 by calling the toll-free telephone number on the enclosed proxy card, (800) 690-6903. Telephone proxy submission is available 24 hours a day. Easy-to-follow voice prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded. Our telephone proxy submission procedures are designed to authenticate shareholders by using individual control numbers.

◦Submitting a Proxy by Mail: If you choose to submit a proxy by mail, simply mark the appropriate proxy card, date and sign it, and return it in the postage paid envelope provided or to the address shown on the proxy card.

◦Submitting a Proxy via the Internet: You can submit a proxy for your shares via the Internet until 11:59 p.m. Eastern Daylight Time on April 19, 2022 by visiting the website on the enclosed proxy card, www.proxyvote.com. Internet proxy submission is available 24 hours a day. Our Internet proxy submission procedures are designed to authenticate shareholders by using individual control numbers.

By casting your vote in any of the ways listed above, you are authorizing the individuals listed on the proxy card to vote your shares in accordance with your instructions.

You may also attend the Annual Meeting virtually and vote at that time; however, we strongly encourage you to submit your proxy prior to the Annual Meeting even if you anticipate attending the Annual Meeting.

If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. The availability of telephonic or Internet voting will depend on the bank’s or broker’s voting process. Please check with your bank or broker and follow the voting procedures your bank or broker provides to vote your shares. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote at the Annual Meeting, you may need to request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting.

If you are a participant in the First Financial Corporation Employee Stock Ownership Plan (the “ESOP”),you will receive a voting instruction card to use to provide voting instructions to First Financial Bank, N.A. (the trustee of the ESOP) for the shares allocated to your account under the ESOP. Your voting instruction to the trustee should be submitted by telephone, via the Internet at www.proxyvote.com or completed, dated, signed and returned in the envelope provided by 11:59 PM on April 13, 2022. In order to maintain confidentiality, your voting instruction will be received by Broadridge Financial Solutions, Inc., who will tabulate the voting instruction results and provide them to the ESOP trustee on an aggregate basis. Please do not return your voting instructions to the Corporation. Your voting instructions will be kept confidential by the ESOP trustee and will not be disclosed to any of our directors, officers or employees. Unless the terms of the ESOP or the fiduciary duties of the ESOP trustee require otherwise, the ESOP trustee will vote your ESOP shares in accordance with your instructions. If you do not submit your voting instructions in a timely manner or if you return the voting instruction card unsigned or without indicating how you desire to vote the shares allocated to your ESOP account, the Compensation and Employee Benefits Committee will direct the ESOP trustee to vote the shares allocated to your account in the same proportion and in the same manner as the shares with respect to which timely and proper instructions by participants were received. The Compensation and Employee Benefits Committee consists of William R. Krieble, Thomas C. Martin, Ronald K. Rich and William J. Voges. The Compensation and Employee Benefits Committee is appointed by the Board and may be changed by the Board at any time.
Q:    If I am the beneficial owner of shares held in “street name” by my broker, will my broker automatically vote my shares for me?
If the shares you own are held in “street name,” the bank, broker or other nominee will vote your shares according to your instructions. Under applicable stock exchange rules, if you do not give instructions to your broker, bank or other nominees, it will still be able to vote your shares on any “discretionary” items but will not be allowed to vote your shares with respect to any “non-discretionary” items without receiving voting instructions from you.
For the 2022 Annual Meeting, only the proposal to ratify Crowe LLP as our independent registered public accounting firm is considered to be a discretionary item and your broker, bank or other nominee will be able to vote on that item even if it does not receive voting instructions from you. Unless you provide voting instructions to your broker, bank or other nominee, it will not have authority to vote your shares on any of the other proposals described in this proxy statement. Therefore, it is particularly important that beneficial owners instruct their brokers, banks or other nominees on how they wish to vote their shares.
Q:    What is an “abstention” or a broker “non-vote” and how do they affect the vote?
An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote on a particular matter. Abstentions are counted as present for purposes of determining a quorum, but are not counted as votes cast.
A broker “non-vote” occurs when a broker or other nominee who holds shares for the beneficial owner is barred from voting those shares with respect to a proposal because the broker or other nominee does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. Brokers will have discretionary voting power to vote shares for which no voting instructions have been provided by the beneficial owner only with respect to the ratification of Crowe LLP as our independent registered public accounting firm. Brokers will not have such discretionary voting power to vote shares with respect to any other proposal described in this proxy statement. Shares that are the subject of a broker non-vote are included for quorum purposes, but a broker non-vote with respect to a proposal will not be counted as a vote represented at the meeting.
Because abstentions and broker non-votes are not counted as votes cast, they will have no effect on the outcome of any proposal to be voted on at the Annual Meeting.

Q:    Can I change my vote after I return my proxy card?
Yes. You may revoke your proxy or change your voting instructions at any time prior to the vote at the annual meeting by:
•providing written notice to the Secretary of the Corporation;

•delivering a valid, later-dated proxy or voting by telephone or Internet at a later date, which automatically revokes your earlier proxy, either by mail, by telephone or through the Internet, if one of those methods was used for your initial proxy submission or voting instruction; or

•attending the Annual Meeting virtually and voting at the Annual Meeting.

Please note that your virtual attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Q:    What vote is required to approve each proposal?
Directors will be elected by a plurality of the votes cast at the meeting. Consequently, the director nominees receiving the most votes of the holders of our common stock will be elected as directors. Only votes cast FOR a nominee will be counted. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated.
The proposal for approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers will be approved if the votes cast for the proposal exceed those cast against the proposal. Abstentions and broker non-votes will not be counted as votes cast either for or against this proposal and will have no effect on the outcome of the proposal.
The proposal for the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 will be approved if the votes cast for the proposal exceed those cast against the proposal. Abstentions and broker non-votes will not be counted as votes cast either for or against this proposal and will have no effect on the outcome of the proposal.
Q: Who pays to prepare, mail, and solicit the proxies?
The Corporation pays all costs of preparing, mailing and soliciting proxies. The Corporation asks brokers, banks, voting trustees and other nominees and fiduciaries to forward proxy materials to the beneficial owners and to obtain authority to execute proxies. The Corporation will reimburse the brokers, banks, voting trustees and other nominees and fiduciaries upon request for their reasonable, out-of-pocket costs for forwarding proxy and solicitation materials to beneficial owners of common stock. We have retained Georgeson LLC to aid us in soliciting proxies for a fee of $9,500 plus reasonable out-of-pocket expenses and nominal per-holder fees for solicitation of any individual registered holders. In addition, proxies may be solicited by mail, in person, by telephone, or by electronic communication by certain of the Corporation’s officers, directors and employees who will not be separately compensated for such activity.
Q: Whom should I call with other questions?
If you have additional questions about this proxy statement or the Annual Meeting or would like additional copies of this document or our 2021 Annual Report on Form 10-K, please contact: Rodger A. McHargue, Secretary, First Financial Corporation, One First Financial Plaza, P.O. Box 540, Terre Haute, Indiana 47808, (812) 238-6000.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Code of By-Laws currently provides that the Board of Directors may consist of not less than five nor more than 20 members. Currently, there are 16 members serving on our Board of Directors. Five directors are to be elected at the Annual Meeting. W. Curtis Brighton, Michael A. Carty, Tina J. Maher, William R. Krieble and Ronald K. Rich have each been nominated for a term of three (3) years or until their respective successors have been elected and qualified. They are members of the present Board. If, at the time of the Annual Meeting, any nominee is unable or declines to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes. Each of the nominees has consented to being named as a nominee in this proxy statement and is expected to serve if elected. The Board has no reason to believe that any substitute nominee or nominees will be required.

Name, Age, Principal Occupation(s) and Business Experience
Nominated for a term expiring in 2025:
W. Curtis Brighton, Age 68
Mr. Brighton joined the Board in 2004. He serves as Chairman of the Director’s Enterprise Risk Management Committees of the Corporation and the Bank. In addition, Mr. Brighton serves as a member of several Corporation and Bank committees. For the Corporation, he serves on the Audit, Enterprise Risk Management, Executive, Loan Policy and Procedures, and Loan Review Committees. For the Bank, he serves on the Enterprise Risk Management, Executive, Executive Loan, Loan, and Loan Policy and Procedures Committees. Mr. Brighton is the president and serves on the board of directors of Templeton Coal Company, Inc., a privately held company with interests in manufacturing, distribution, real estate and mineral leasing. Prior to this, he held the positions of president and general counsel for Hulman & Company, a privately held company with interests in broadcasting, motorsports entertainment, real estate and food manufacturing. He formerly was a private practice attorney for 12 years. Mr. Brighton is also the president and a member of the board of directors of Lynch Coal Operators Reciprocal Corporation, which was voluntarily dissolved in July 2020 and is in the process of winding up operations. Mr. Brighton has extensive experience serving as a director of not-for-profit and charitable organizations. Mr. Brighton earned a B.S. degree in Business Administration from Indiana State University and a Doctor of Jurisprudence degree from Drake University.

Mr. Brighton’s history as a private practice attorney provides the Board with an enhanced legal and regulatory perspective. As a businessman providing leadership to companies with varied commercial interests, Mr. Brighton provides insight into the industries and markets in which we and our clients do business.

    Michael A. Carty, Age 71
Mr. Carty joined the Board in 2020 and serves on the Corporation’s Audit Committee as well as the Bank’s Investment, Loan, Trust and Asset Management Committees. A licensed CPA for over 30 years, Mr. Carty has vast experience and knowledge involving fiscal responsibility, auditing, accounting and banking, and has been determined by the Board to qualify as an “audit committee financial expert” as defined under the rules of the Securities and Exchange Commission (“SEC”). Mr. Carty served on the Board of Directors of Centier Bank from 2012–2016, where he served on their audit, investment, loan and compensation committees. Mr. Carty also served as the Corporation’s Senior Vice President, Secretary and Chief Financial Officer from 1976 until his retirement in 2010. Mr. Carty served on the Vermillion County, Indiana, Council from 2008 to 2020. Mr. Carty earned his B.S. in Accounting from Indiana State University.

Mr. Carty’s career in accounting, banking, fiscal oversight, and auditing provides the Board with expertise in those areas and his qualifications as a CPA, and as a former CFO of the Corporation, give Mr. Carty firsthand and detailed knowledge of the Bank’s customers, operations, and markets.

William R. Krieble, Age 74
Mr. Krieble joined the Board in 2009 and serves on the Bank’s Affirmative Action, Compensation and Employee Benefits, Cybersecurity, Director’s Enterprise Risk Management, Enterprise Risk Management, Loan and Community Reinvestment Act Committees. Mr. Krieble also serves on the Corporation’s Compensation and Employee Benefits, Director’s Enterprise Risk Management, Enterprise Risk Management, Affirmative Action and Cybersecurity Committees. Mr. Krieble retired after 41 years of service to the State of Indiana where he most recently served as the program director for the Division of Disability and Rehabilitative Services of the State of Indiana. He received his B.S. and M.S. degrees from Indiana State University.

Mr. Krieble’s years of long service to the State of Indiana provides the Board with valuable political and governmental perspectives. He has extensive history of work with charitable and human service organizations addressing human service issues including the disabled and disadvantaged.

Tina J. Maher, Age 74
Ms. Maher joined the Board in 2019 and serves on the Corporation’s Affirmative Action Committee, Audit Committee and the Bank’s Affirmative Action, Audit and Loan Committees. Ms. Maher retired from the Vigo County School Corporation. Ms. Maher is Principal of Maher Farms. Since 1985 she has maintained the financial records for Maher Law Office and Maher Farms. Ms. Maher received her B.S. and M.S. degrees from Indiana University. Ms. Maher has served on numerous not-for-profit boards and held several positions including chairperson, secretary and treasurer.

Due to our extensive farm lending program, Ms. Maher provides the Board with valuable insight regarding issues facing farmers and the agricultural industry. Also, as a female business owner, Ms. Maher provides important perspectives on women-owned businesses. She also has extensive civic and charitable service.

Ronald K. Rich, Age 83
Mr. Rich joined the Board in 2005 and serves as the Chairman of the Corporation’s Governance and Nominating Committee as well as the Corporation’s lead independent director. He is a member of the Corporation’s Compensation and Employee Benefits, Executive, Director’s Enterprise Risk Management and Enterprise Risk Management Committees. Mr. Rich also is a member of the Bank’s Compensation and Employee Benefits, Executive, Director’s Enterprise Risk Management and Enterprise Risk Management and Loan Committees. Mr. Rich formerly served as a financial representative for Northwestern Mutual Financial Network. He holds Chartered Life Underwriter and Chartered Financial Consultant designations from The American College of Financial Services.

Mr. Rich’s long service in the financial and insurance industries brings specific knowledge of matters affecting the Corporation’s insurance matters. He has served as the Corporation’s lead independent director since 2005. Mr. Rich also possesses valuable insight regarding our markets and our various client bases.

Vote Required
The director nominees will be elected by a plurality of the votes cast at the Annual Meeting. Only votes cast for a nominee will be counted, and any properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more director nominees will not be voted with respect to the nominee(s) indicated.
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” W. CURTIS BRIGHTON, MICHAEL A. CARTY, TINA J. MAHER, WILLIAM R. KRIEBLE AND RONALD K. RICH, THE PERSONS NOMINATED BY THE GOVERNANCE AND NOMINATING COMMITTEE TO BE ELECTED AS DIRECTORS.

ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS
Directors whose term expires in 2023:
Mark J. Blade, Age 68
Mr. Blade joined the Board in 2020 and serves on the Corporation’s Affirmative Action and Audit Committees and the Bank’s Affirmative Action, Audit, Community Reinvestment Act and Loan Committees. Mr. Blade served as an Indiana State Senator for the district covering the Terre Haute, Indiana area from 1997 to 2002 where he focused on economic and rural development, public education and senior citizen issues. Mr. Blade is a Business Development Representative of Milestone Contractors, L.P. where he focuses on both public and private redevelopment projects in the greater Indianapolis area and throughout Indiana. Mr. Blade has a history of public and civic involvement, serving as a Trustee for Indiana State University as well as President of the Vigo County Council. He is actively involved with Rotary International and serves as a Pastor of Saints’ Home Church of God in Christ, in Terre Haute, Indiana. Mr. Blade earned his B.S. from Indiana State University.
As a former state senator, Mr. Blade provides the Board with a specialized view toward government and business development. Mr. Blade also brings knowledge and experience concerning issues in the Bank’s geographic footprint, serving as Pastor to the Saints’ Home Church of God in Christ of Terre Haute and serving as the district governor of Rotary International.

Gregory L. Gibson, Age 59
Mr. Gibson joined the Board in 1994 and serves on the Corporation’s Affirmative Action, Governance and Nominating, and Loan Review Committees as well as the Bank’s Affirmative Action, Investment, Loan Administration and Loan Review, Trust and Asset Management and Loan Committees. Mr. Gibson is the president of ReTec Corporation, a waste management consulting business and is involved in other business ventures. Mr. Gibson also serves on the Board of Trustees of

Rose-Hulman Institute of Technology. Mr. Gibson has also served on the Indiana Judicial Nominating Commission and is currently serving as vice chairman of the Ports of Indiana Commission as well as the board of directors for the Methodist Health Foundation Inc. in Indianapolis. Mr. Gibson currently serves as Chairman of the Board of the Visiting Nurses Association and Hospice of the Wabash Valley. He holds a B.S. degree from Rose-Hulman Institute of Technology.

As a businessman and entrepreneur involved in a variety of business ventures, Mr. Gibson provides the Board with invaluable insight into industries and markets in which we and our clients do business. As a developer, Mr. Gibson provides counsel on market expansion. His service on various commissions, not-for-profits and boards also provides valuable political and governance perspectives.

Norman D. Lowery, Age 54
Mr. Norman D. Lowery joined the Board in 2020 and is the Chief Operations Officer of the Corporation and the Bank, serving since 2010. He joined the Corporation in 1990 and has held a management position in Private Banking, as well as having been a Trust Investment Officer. Mr. Lowery serves on the Corporation’s Acquisition, Asset and Liability, Cybersecurity, Data Processing and Bank Operations, Disaster Recovery, Disclosure, Enterprise Risk Management, Executive, Reserve Analysis, Records Management, Social Media and Strategic Planning Committees and Employee Benefits Sub-Committee. He also serves on the Bank’s Asset and Liability, Cybersecurity, Data Processing and Bank Operations, Disaster Recovery, Disclosure, Enterprise Risk Management, Executive, Executive Loan, Loan, Pricing, Records Management, Reserve Analysis, Social Media, Strategic Planning and Technology Committees. Mr. Lowery received his B.A. degree from Indiana University and a Master of Business Administration degree from Indiana Wesleyan University. Mr. Lowery formerly held several professional accreditations, including, a Financial Industry Regulatory Authority Series 7 license; Uniform Securities Agent Series 63 license; and a Uniform Investment Adviser Series 65 license. He is also an accredited Fiduciary Investment Manager. Mr. Lowery is a graduate of the Cannon Financial Institute Trust Investment School and Private Banking School. Mr. Lowery also graduated from the ABA Stonier Graduate School of Banking. Mr. Lowery serves as a member of the Terre Haute Chamber of Commerce’s Board of Directors.

Mr. Norman D. Lowery maintains in-depth knowledge and experience concerning the Bank’s operations, customers, and markets. His professional background and leadership role in various operational aspects, such as acquisitions and pandemic response, provide the Board with expertise and detailed internal knowledge regarding issues facing the Corporation and the Bank.

Paul J. Pierson, Age 71
Mr. Pierson joined the Board in 2019 and serves on the Corporation’s Governance and Nominating Committee and Enterprise Risk Management Committee, as well as the Bank’s Trust and Asset Management and Loan Committees. Mr. Pierson retired after 25 years as a Circuit Judge in Sullivan County, Indiana. He previously served as a Senior Judge for the State of Indiana. Mr. Pierson also served as a Judge Advocate General Officer, retiring after 20 years of service in the United States Army and Indiana National Guard. Mr. Pierson earned his B.S. from Indiana State University and Doctor of Jurisprudence from California Western School of Law.

Mr. Pierson’s history as a private practice attorney and judge provides the Board with an enhanced legal and regulatory perspective. Given our proximity to Fort Campbell and other military facilities, his long history of military service provides our board with a perspective on issues important to active-duty military and veterans. As a resident of Vanderburgh County, Indiana, Mr. Pierson provides insight concerning one of the Corporation’s growth markets.

Richard J. Shagley, Age 75
Mr. Shagley joined the Board in 2020 and serves on the Corporation’s Director’s Enterprise Risk Management and Enterprise Risk Management Committees and the Bank’s Director’s Enterprise Risk Management, Enterprise Risk Management, Investment and Loan Committees. Admitted to the Indiana Bar in 1971, Mr. Shagley’s experience includes pension plans, ERISA funds, trust funds and real estate. Mr. Shagley is also admitted to practice before the United States Supreme Court. Mr. Shagley has a legacy of public service, serving on the Board of Trustees for Indiana State University and other civic organizations. Mr. Shagley earned his B.S. from Indiana State University and his Doctor of Jurisprudence from Indiana University.

Mr. Shagley’s history of leadership on various civic boards and foundations brings the Board a valuable resource for identifying and meeting the issues facing any organization. His specific experience in issues facing pension plans, trusts, construction and real estate give him insight into the business aspects of our clients and our clients’ markets.

Directors whose term expires in 2024:
Thomas T. Dinkel, Age 71
Mr. Dinkel joined the Board in 1989 and is the Chairman of the Corporation’s Audit Committee and serves on the Data Processing and Bank Operations, Loan Review and Cybersecurity Committees. He also serves as the Chairman of the Bank’s Audit Committee and serves on the Bank’s Community Reinvestment Act, Data Processing and Bank Operations, Loan and Cybersecurity Committees. Mr. Dinkel has been the president and chief executive officer of Sycamore Engineering, Inc., Dinkel Associates Inc., Sycamore Building Corporation and Dinkel Telekom, Inc. since 1986 and has held various positions at Sycamore Engineering, Inc. since 1966. Mr. Dinkel serves on the Board of Trustees of Rose-Hulman Institute of Technology and is chairman of its business administration, facilities, and compensation committees. Additionally, he serves on the investment management (endowment), president evaluation, executive board of affairs and student affairs committees of the board of Rose-Hulman Institute of Technology. He earned his B.S. degree from Rose-Hulman Institute of Technology.

As a business owner and entrepreneur, Mr. Dinkel provides an understanding of small business which makes up much of our lending base. His vast experience as a contractor also provides us with key insights concerning our facilities and facility maintenance.

Susan M. Jensen, Age 48
Ms. Jensen joined the Board in 2021. She serves on the Corporation’s Affirmative Action Committee and Cybersecurity Committee, and the Bank’s Affirmative Action Committee, Community Reinvestment Act Committee, Cybersecurity Committee and Loan Committee. She has a long history working for community organizations. Ms. Jensen began her career as a General Assignments Reporter for WTHI in Terre Haute in October 1995 and is now the News Director and 5 p.m. Anchor for WTHI-TV and MyFOX10. She serves on the Board of Governors for the Ohio Valley Chapter of the National Academy of Television Arts and Sciences. Her work has been recognized by the Associated Press, Society of Professional Journalists, Indiana Broadcasters Association, and the Indiana State Teachers Association. She received her B.A. in Communication from DePauw University.

Ms. Jensen’s experience in broadcast journalism and work with community organizations provides the Board with an enhanced perspective on community and public relations, as well as insight on environmental, social and governance matters.

Norman L. Lowery, Age 75
Mr. Norman L. Lowery joined the Board in 1989 and was appointed Chairman of the Board in November 2020. Prior to that, Mr. Lowery served as Vice Chairman of the Board since 1996. He serves as the Chairman for the Corporation’s Acquisition, Disclosure, Executive and Strategic Planning Committees and serves on the Affirmative Action, Asset/Liability, Disaster Recovery, Enterprise Risk Management, Loan Policy and Procedures, Loan Review, Reserve Analysis, Social Media and Cybersecurity Committees and Employee Benefits Sub-Committee. Mr. Lowery also serves as the Chairman on the Bank’s Executive, Executive Loan and Strategic Planning Committees and serves on the Affirmative Action, Asset/Liability, Community Reinvestment Act, Cybersecurity, Disaster Recovery, Disclosure, Enterprise Risk Management, Loan Administration and Loan Review, Loan Policy and Procedures, Reserve Analysis, Social Media, Technology and Loan Committees. Mr. Lowery is the Chief Executive Officer and President of the Corporation, serving in those positions since 2004 and 2013, respectively, and the Chairman, President and Chief Executive Officer of the Bank, serving since 1996. Prior to joining the Corporation, Mr. Lowery was a partner in the law firm of Wright, Shagley & Lowery, P.C., where he practiced for 19 years. He also served on Indiana State University’s Board of Trustees and Foundation Board. Mr. Lowery serves on the board and executive committees of the Terre Haute Area Economic Development Corporation. He is the father of Norman D. Lowery, the Chief Operating Officer of the Corporation and the Bank. He received a B.S. degree in Political Science from Indiana State University and a Doctor of Jurisprudence degree from Indiana University.

As President and Chief Executive Officer, Mr. Lowery is intimately familiar with our business, our customers and our employees and he provides the Board with valuable leadership, particularly through his keen insight into the industry and the markets we serve. His legal background also provides a critical element with respect to governance and regulatory issues affecting the Corporation and the Bank. Mr. Lowery also provides valuable counsel to the Board with respect to our strategic initiatives.

James O. McDonald, Age 75
    Mr. McDonald joined the Board in 2020 and serves on the Corporation’s Governance and Nominating and Cybersecurity Committees and on the Bank’s Cybersecurity and Loan Committees. An active attorney for over 40 years, Mr. McDonald is an accomplished advocate on behalf of both public and private organizations, including the Vigo County School Corporation and the Terre Haute Housing Authority. He is listed as one of the Best Lawyers of America and is a member of the College of Fellows of the Indiana Trial Lawyers Association. He served twice as a member of Indiana’s Judicial Nominating

Commission, was President of the Terre Haute Bar Association and was named Lawyer of the Year by the Indiana Trial Lawyers Association. Mr. McDonald received his B.S. from Indiana State University and Doctor of Jurisprudence degree from Indiana University School of Law - Indianapolis.

Mr. McDonald’s experience as a trial attorney brings the Board a unique legal and practical perspective on issues that face the Corporation and the Bank. His history of legal practice with both public and private organizations offers the Board insight into the Bank’s relationship with the community, customers and government.

Thomas C. Martin, Age 71
Mr. Martin joined the Board in 2019 and serves on the Corporation’s Compensation and Employee Benefits, Director’s Enterprise Risk Management, and Enterprise Risk Management Committees as well as the Bank’s Compensation and Employee Benefits, Director’s Enterprise Risk Management, Enterprise Risk Management and Loan Committees. Mr. Martin has been involved in automotive management and has been a dealership owner since 1975. Mr. Martin currently operates numerous dealerships throughout central Indiana. Mr. Martin also owns a home interior design and furniture store since 2012. He received his B.A. degree from the University of Indianapolis. He has served and held positions on numerous professional associations and civic boards and is a board member and past Chairman of the Board of Trustees of the University of Indianapolis, serving since 1972. Mr. Martin also served as a board member of another financial institution for 12 years. Mr. Martin lives in Bloomington, Indiana, which is the location of one of our newest loan production offices.

Mr. Martin has extensive knowledge and experience in the automotive industry, which includes floor plan and indirect lending. As a businessman and entrepreneur involved in a variety of business ventures, Mr. Martin provides the Board with valuable insight into industries and markets in which we and our clients do business. His past service on the board of a financial institution provides additional perspectives concerning issues addressed by our Board.

William J. Voges, Age 67

Mr. Voges joined the Board in 2008 and is the Chairman of the Corporation’s Compensation and Employee Benefits Committee and serves on the Governance and Nominating Committee as well as the Chairman for the Bank’s Compensation and Employee Benefits Committee and serves on the Loan Committee. Mr. Voges serves on the Stetson University Board of Trustees. Previously, he served as chairman of the board and head of trust administration of the Root Company, a private investment company, since 2016. Prior to this, Mr. Voges served as chief executive officer and chairman of the Root Company since 1996 and as general counsel since 1990. Prior to joining the Root Company, he was a partner in the law firm of Fink, Loucks, Sweet & Voges for nine years. Mr. Voges also served on the board for Consolidated-Tomoka Land Co., a publicly traded diversified real-estate operating company (NYSE MKT: CTO), from 2001 to 2012, where he served as chairman from 2009 to 2011 and on the audit, executive and corporate governance committees. He also has prior experience on the boards of several financial institutions. Mr. Voges received his B.S. in Business Administration from Stetson University and his Doctor of Jurisprudence degree from Stetson University College of Law.

Mr. Voges’s past service on the boards of financial institutions provides additional perspectives of the issues facing our Board. His legal background, coupled with his leadership, audit and executive compensation experience, provides significant value on legal, governance and regulatory matters. Mr. Voges also complements the Board with his keen strategic insight.

Board Composition
The Governance and Nominating Committee believes that well-functioning boards consist of a diverse collection of individuals that bring a variety of complementary skills. The Governance and Nominating Committee generally considers each director eligible for nomination in the broad context of the overall composition of our Board with a view toward constituting a Board that, as a body, possesses the demonstrated senior leadership and management experience to oversee our business. Historically the Governance and Nominating Committee sought directors that bring broad and varied skills and knowledge from retail and wholesale businesses, not-for-profits, legal, financial and government services. As illustrated by the substantial Board refreshment and as further discussed in this proxy statement’s Corporation Governance section on page 18, the Board has affirmed its commitment to seeking membership with diversity of experience, qualifications, attributes, and skills. The following matrix summarizes the gender and demographic diversity of the Board:

Board Diversity Matrix (As of March 18, 2022)
Total Number of Directors:	16
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	14	—	—
Part II: Demographics Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	13	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographics Background	—	—	—	—

Board Meetings and Attendance

During the year ended December 31, 2021, the Board met 17 times. Each director attended more than 75% of the aggregate of (i) all meetings of the Board held while he or she was a director and (ii) all meetings of committees on which he or she served during the period that he or she served on the committee. Although the Corporation has no formal policy on director attendance at Annual Meetings of shareholders, they are encouraged to attend such meetings. All directors on the Board at that time attended the 2021 Annual Meeting of Shareholders.
Committees

The Board has established a number of committees that facilitate the administration and oversight of the Corporation. Among these committees are the Governance and Nominating, Audit, and Compensation and Employee Benefits Committees.

The following matrix indicates the composition of those committees as of the date of this proxy statement. Our Directors’ primary qualifications and attributes are also highlighted in the following matrix. The matrix is intended as a high-level summary and not an exhaustive list of each Director’s skills or contributions to the Board.

Mark Blade	Curtis Brighton	Michael Carty	Thomas Dinkel	Gregory Gibson	Susan Jensen	William Krieble	Norman D. Lowery	Norman L. Lowery	Tina Maher	Thomas Martin	James McDonald	Paul Peirson	Ronald Rich	Richard Shagley	William Voges
Committees																
Governance and Nominating					*							*	*	*		*
Audit	*	*	*	*						*						
Compensations and Employee Benefits							*				*			*		*
Knowledge, Skills and Experience																
Academia/Education	*			*	*				*	*	*				*	*
Accounting			*													
Agriculture										*		*	*			
Audit	*	*	*	*						*						*
Auto Sales/Lending											*					
Compensation and Employee Benefits							*				*			*	*	*
Corporate Governance/Ethics					*				*			*	*	*		*
Entrepreneurship				*	*					*	*					
Executive		*	*					*	*		*					*
Financial			*					*	*					*		
Insurance									*					*		
Investment				*				*						*		*
Legal/Regulatory		*						*	*			*	*		*	*
Legislative/Political	*		*		*		*									
Mergers and Acquisitions								*	*							
Military													*			
Nonprofit	*	*			*	*	*	*	*	*	*	*			*	
Operations								*	*							
Real Estate					*										*	
Public Relations						*										
Risk Management								*	*							
Strategic Planning/Oversight								*	*

Governance and Nominating Committee Members consist of Gregory L. Gibson, Ronald K. Rich (Chairman), Paul J. Pierson, William J. Voges and James O. McDonald. The Board has determined that Messrs. Gibson, Rich, Pierson, Voges and McDonald are independent under the rules of the NASDAQ Global Select Market. The Governance and Nominating Committee met five times during 2021.
The primary objectives of the Governance and Nominating Committee are to assist the Board in developing and recommending corporate governance policies and guidelines for the Corporation in addition to identifying, evaluating and nominating persons for election to the Board and appointment to the committees of the Board. A copy of the Governance and Nominating Committee Charter, which was updated by the Board in November 2020 and reaffirmed in November 2021, is available on the Corporation’s web site at www.first-online.bank on the “Investor Relations” page of the website under the link “Governance Documents.”

Audit Committee Members consist of W. Curtis Brighton, Thomas T. Dinkel (Chairman), Tina J. Maher, Mark J. Blade, and Michael A. Carty. The Board has determined that Messrs. Brighton, Dinkel, Carty, Blade and Ms. Maher are independent under SEC Rule 10A-3 and the rules of the NASDAQ Global Select Market, and that Mr. Carty qualifies as an “audit committee financial expert” as defined by the rules of the SEC. The Board has further determined that each member of the Audit Committee is financially sophisticated under the applicable NASDAQ rules. The Board selected the members of the Audit Committee based on the Board’s determination that they are fully qualified to monitor the performance of management, the public disclosures by the Corporation of its financial condition and performance, our internal accounting operations and our independent registered public accountants. The Audit Committee met five times during 2021.

The primary objectives of the Audit Committee are to assist the Board in its oversight of the following matters:
•The integrity of our financial statements;

•The qualifications and independence of our independent registered public accounting firm;

•The performance of our internal audit function and independent registered public accountants;

•Our compliance with certain applicable legal and regulatory requirements; and

•Our system of disclosure controls and system of internal controls regarding finance, accounting and legal compliance.

In addition, among other responsibilities, the Audit Committee reviews the Corporation’s accounting functions, the adequacy and effectiveness of the internal controls and internal auditing methods and procedures. A copy of the Audit Committee charter, which was last updated by the Board in November 2020 and reaffirmed in November 2021, is available on the Corporation’s website at www.first-online.bank on the “Investor Relations” page of the website under the link “Governance Documents.”

Compensation and Employee Benefits Committee Members consist of William R. Krieble, Thomas C. Martin, Ronald K. Rich and William J. Voges (Chairman). The Board has determined that Messrs. Krieble, Martin, Rich and Voges are independent under the rules of the NASDAQ Global Select Market. The Compensation and Employee Benefits Committee met seven times during 2021.

The primary objective of the Compensation and Employee Benefits Committee is to review and approve the Corporation’s compensation strategy and the compensation of our executive officers and senior management. In addition, among other responsibilities, the Compensation and Employee Benefits Committee establishes guidelines and oversees the administration of executive compensation plans and arrangements, as well as certain employee benefit plans. A copy of the charter of the Compensation and Employee Benefits Committee, which was updated in November 2020 and reaffirmed by the Board in November 2021, is available on the Corporation’s website at www.first-online.bank on the “Investor Relations” page of the website under the link “Governance Documents.”

Compensation of Directors

The goal of our director compensation package is to attract and retain qualified candidates to serve on the Board. In setting compensation, the Board considers compensation levels of directors of other financial institutions of similar size. Each director of the Corporation is also a director of First Financial Bank, N.A. (the “Bank”), the subsidiary bank of the Corporation. The non-employee directors receive director fees from both the Corporation and the Bank. During 2021, nonemployee directors received a $40,000 retainer from the Corporation and a $5,000 retainer from the Bank. During 2021, each non-employee director of the Corporation and the Bank received a fee of $750 for each board meeting attended for the Corporation or the Bank.

Non-employee directors also receive a fee for each meeting attended of the Audit Committee of $1,000, the Compensation and Employee Benefits Committee of $1,000, the Governance and Nominating Committee of $1,000 and the Loan Committee of the Bank of $500. No non-employee director served as a director of any other subsidiary of the Corporation.

Employee directors receive no compensation for their service on the boards or board committees of the Corporation and the Bank.
The table below summarizes the compensation paid by the Corporation to each non-employee director for service during the fiscal year ended December 31, 2021. Remuneration for new directors was paid pro rata with respect to service.
Director Compensation

	Fees Earned or
Name	Paid in Cash	Total
Mark J. Blade	$81,500	$81,500
W. Curtis Brighton	81,500	81,500
Michael A. Carty	81,500	81,500
Thomas T. Dinkel	81,500	81,500
Gregory L. Gibson	81,500	81,500
Susan M. Jensen (1)	5,750	5,750
William H. Krieble	83,500	83,500
Tina J. Maher	81,500	81,500
Thomas C. Martin	83,500	83,500
James O. McDonald	80,500	80,500
Paul J. Pierson	81,500	81,500
Ronald K. Rich	88,500	88,500
Richard J. Shagley	76,500	76,500
William J. Voges	87,000	87,000
             (1) Appointed to the Board on November 16, 2021.

First Financial Corporation Directors’ Deferred Compensation Plan. Prior to 2011, directors of the Corporation and the Bank were permitted to participate in a directors’ deferred compensation plan. Under the plan, a director could elect to defer up to $6,000 of his or her director’s fees each year over a five-year period. The amount of deferred fees was used to purchase an insurance product, of which the Corporation is the beneficiary, that funds benefit payments. An amount equal to the face amount of the policy, in addition to an amount equal to the tax savings the Corporation will receive by obtaining the proceeds from the policy on a tax-free basis, will be paid to the director or his or her beneficiary. Payment will be made to the director or his or her beneficiary in 120 monthly installments beginning on the first day of the month after the earlier of the director’s 65th birthday or death. Each year from the initial date of deferral until payments begin, the Corporation accrues a non-cash expense, which will equal, in the aggregate, the amount of the payments to be made to the director over the ten-year period. For 2021, the allocated cost of the deferred directors’ fees was $ 116,931. This plan was closed to new participants in 2011. During 2021, no directors deferred amounts under this plan and those directors who have attained age 65 received payments attributable to previously deferred amounts under the plan in the following amounts: Mr. Brighton – $59,642, Mr. Dinkel – $54,000, Mr. Krieble – $10,363, Mr. Norman L. Lowery – $142,414 and Mr. Voges – $21,818.

Director Stock Ownership Guidelines

The Board believes that directors more effectively represent the Corporation’s shareholders if they are shareholders themselves. Therefore, the Board has adopted stock ownership guidelines applicable to all directors, other than Norman L. Lowery, President and CEO, and Norman D. Lowery, COO, who are subject to the stock ownership guidelines for executive officers discussed under “Compensation Discussion and Analysis.” Under the guidelines, directors must own a number of shares of the Corporation’s common stock equal in value to three times their annual Corporation retainer for services as a director. Additionally, directors may not dispose of shares of Corporation stock until they have satisfied the guidelines.

Directors are expected to be in compliance with the stock ownership guidelines not later than five years after the date of their initial election or appointment as a director of the Corporation. In the case of individuals who were directors when the current guidelines became effective, compliance was required by February 21, 2017. All of our non-employee directors have met their stock ownership levels under these guidelines except for Messrs. Blade and Carty who were appointed as directors November 17, 2020, and Ms. Jensen, who was appointed as a director November 16, 2021, each of whom have five years from the date of their appointment to satisfy the guidelines.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation and Employee Benefits Committee was or is an officer or employee of the Corporation and no executive officer of the Corporation served or serves on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) or on the board of directors of any company that employed or employs any member of the Corporation’s Compensation and Employee Benefits Committee. In addition, no executive officer of the Corporation served or serves on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any company one of whose executive officers serves on our Board.
Certain Relationships and Related Transactions
Certain family relationships exist among the executive officers of the Corporation. Norman L. Lowery (the Chairman, President and Chief Executive Officer of the Corporation and the Bank) is the father of Norman D. Lowery (Director and the Chief Operating Officer of the Corporation and the Bank). There are no arrangements or understandings between any of the directors and executive officers pursuant to which any of them have been selected for their respective positions.

The Audit Committee is responsible for approving any transactions between the Corporation or its subsidiaries and any related party, including loans or extensions of credit to the subsidiaries and any sale of assets or other financial transactions. Directors and executive officers of the Corporation and their associates were customers of, and have had transactions with, the Corporation and its subsidiaries in the ordinary course of business during 2021. Comparable transactions may be expected to take place in the future. During 2021, various directors and executive officers of the Corporation and their respective associates were indebted to the subsidiary banks from time to time. These loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for similar transactions with other persons not related to the Corporation and did not involve more than the normal risk of collectability or present other unfavorable features. Loans made to directors and executive officers that are subject to federal banking regulations are exempt from the insider loan prohibitions included in the Sarbanes-Oxley Act of 2002.

Related party transactions are evaluated on a case-by-case basis in accordance with the applicable provisions of the Articles of Incorporation and the Code of Business Conduct and Ethics of the Corporation.
The provisions of the Articles of Incorporation apply to contracts or transactions between the Corporation and (i) any director; or (ii) any corporation, unincorporated association, business trust, estate, partnership, trust, joint venture, individual or other legal entity in which any director has a material financial interest or of which any director is a director, officer or trustee. The provisions of the Code of Business Conduct and Ethics apply to the directors, officers and employees of the Corporation.

The Articles of Incorporation provide that a contract or transaction between the Corporation and any of the persons described above is valid for all purposes if the material facts of the contract or transaction and the director’s interest were disclosed or known to the Board, a committee of the Board with authority to act thereon or the shareholders entitled to vote thereon and the Board, such committee or such shareholders authorized, approved or ratified the contract or transaction.

The Code of Business Conduct and Ethics provides that directors, officers and employees of the Corporation must make business decisions for the Corporation free of conflicting influences. Such persons are expected to avoid situations that may lead to real or apparent material conflicts between such person’s self-interest and such person’s duties or responsibilities as a director, officer or employee of the Corporation. The Chief Compliance Officer is responsible for annually reaffirming compliance with the Code of Business Conduct and Ethics by the directors, officers and employees of the Corporation.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The name, age, position and business experience of each named executive officer who is not a member of the Board is described below:
Rodger A. McHargue, Age 60
Mr. McHargue is the Chief Financial Officer of the Corporation and the Bank and also the Secretary and Treasurer of the Corporation, serving since 2010. He joined the Corporation in 1994. He received a B.S. degree in Economics and Finance from Indiana State University and an Master of Business Administration from Indiana State University. He is also a graduate of the ABA Stonier Graduate School of Banking.
Steven H. Holliday, Age 61
Mr. Holliday is the Chief Credit Officer of the Corporation and the Bank, serving since 2012. Prior to joining the Corporation, Mr. Holliday was a Senior Vice President and Commercial Lending Executive at Old National Bancorp. Mr. Holliday received his B.S. in Business from Indiana State University and an Master of Business Administration from the University of Illinois. He holds a Credit Risk Certification designation through The Risk Management Association and is a graduate of Southern Illinois University School of Banking.
Mark A. Franklin, Age 43
Mr. Franklin is the Chief Lending Officer of the Corporation and the Bank, serving since February of 2022. He joined the Bank in January of 2020 as Senior Commercial Lending Executive for the Indianapolis Region. Prior to joining the Bank, he served as a Region President for German American Bank from February 2009 to December 2019. He received a B.S. from the University of Southern Indiana and an M.A. from Ball State University. He is a graduate of the ABA Stonier Graduate School of Banking and holds a Credit Risk Certification designation through The Risk Management Association.

CORPORATE GOVERNANCE

General

The Corporation aspires to the highest ethical standards for its employees, officers and directors and remains committed to the interests of its shareholders. The Corporation believes it can achieve these objectives with a plan for corporate governance that clearly defines responsibilities, sets high standards of conduct and promotes compliance with the law. To maintain a level of corporate governance that is commensurate with contemporary risks, the Board updated various policies, procedures and committee charters in 2020, which were reaffirmed in November 2021, including, but not limited to, the Code of Business Conduct and Ethics, Governance Guidelines, Information Security Policy and Procedures, Insider Trading Policy, Audit Committee Charter, Compensation and Employee Benefits Committee Charter and the Governance and Nominating Committee Charter. Certain of these governance documents are discussed below.

Consideration of Director Candidates

Pursuant to our Corporate Governance Guidelines, the Board is formally committed to seeking individuals of high personal and professional integrity who have the characteristics, skills, and experiences to meaningfully contribute to sound business leadership of the Corporation. The Board values diverse perspectives and believes varied skills, knowledge and experiences contribute to robust discussions and thorough analysis of matters presented at its meetings.
To this end, the Board has tasked the Governance and Nominating Committee with ongoing consideration of the evolving needs of the Board as it searches for candidates who will fill any current or anticipated gaps. The Governance and Nominating Committee evaluates the entirety of each candidate’s credentials and consideration must be given to at least the following qualifications:
•Personal and professional integrity;
•Character;
•Business judgment;
•Skills;
•Expertise;
•Dedication and background;

•Diversity with respect to gender, race, ethnicity and experience;
•Time availability to serve in light of other commitments; and
•Conflicts of interest.

The Governance and Nominating Committee must ensure that the initial list of candidates from which new nominees are chosen includes qualified individuals with a diversity of race, ethnicity and/or gender. With respect to directors who are nominated for re-election, the Governance and Nominating Committee also considers such director’s previous contributions to the Board.

In keeping with the Board’s directives, over the past three years, the Governance and Nominating Committee led a substantial effort to refresh the Board’s membership. As a result, nine (9) new directors were added to the Board, including one (1) whom was added in 2021. These new members bring to the Board gender and racial diversity and, with backgrounds in law, the military, agriculture, education, the automobile industry, government, public relations, and financial services, these new directors complement the Board’s prior-existing qualifications.

Board Leadership Structure and Lead Independent Director

Our Board regularly reviews and assesses the effectiveness of our leadership structure and will implement any changes as it deems appropriate.
Our Corporate Governance Guidelines do not have a fixed policy regarding the separation of the offices of Chairman and Chief Executive Officer, which provides the Board with flexibility to react to evolving circumstances and select from time to time the Board leadership structure it deems to be in the best interests of the Corporation and its shareholders.
Norman L. Lowery serves as Chairman of the Board and Chief Executive Officer. The Board has appointed the Chairman of our Governance and Nominating Committee, Ronald K. Rich, to serve as our Lead Independent Director to preside at all meetings of the independent directors. As Lead Independent Director, Mr. Rich acts as a liaison between the Board and the Chief Executive Officer. He also develops the agendas for the executive sessions. Mr. Rich has served in this capacity since 2005.

Risk Oversight

Our Board has an active role, as a whole and also at the committee level, in overseeing management of the Corporation’s risks. The Board regularly reviews information regarding the Corporation’s financial results, operations and liquidity, as well as the risks associated with each.
Audit Committee
The Audit Committee oversees management of the Corporation’s financial risks, including the oversight of our internal audit function, our internal controls over financial reporting and our disclosure controls and procedures and our management of potential conflicts of interest.
Compensation and Employee Benefits Committee
The Compensation and Employee Benefits Committee is responsible for overseeing the management of risks relating to the Corporation’s executive compensation plans and arrangements. Among other things, this committee oversees the administration and operation of retirement, ESOP and 401(k) plans as well as the LTIP and STIP.
Governance and Nominating Committee
The Governance and Nominating Committee manages risks associated with the independence of the Board, succession planning, and strategic and reputation risks associated with the Corporation’s governance structure. To this end, the committee is tasked with monitoring and advising on the implementation and operation of the Corporation’s Code of Business Conduct and Ethics as well as the Corporate Governance Guidelines, which were updated in November 2020, and reaffirmed in November 2021, to include a formalized commitment to seek Board candidates that represent racial, ethnic and gender diversity. Also updated in November of 2020, and reaffirmed in November 2021, to monitor for risk associated with environmental, social or governance programs, the Governance and Nominating Committee Charter requires a periodic review of ESG initiatives and strategy.

Enterprise Risk Management
The Director’s Enterprise Risk Management Committee and the Enterprise Risk Management Committee advise and assist the Board in its oversight and management of enterprise risk. These committees receive regular reports from management and meet no less frequently than quarterly to discuss matters relating to the management of the various components of enterprise risk, including credit, interest rate, liquidity, compliance, technology, transaction, reputation and strategic risks. The Director’s Enterprise Risk Management Committee is composed of W. Curtis Brighton (Chairman), William R. Krieble, Thomas C. Martin, Paul J. Pierson, Ronald K. Rich and Richard J. Shagley, all of whom are responsible for, by way of example not limitation, coordinating risk management issues with other Board and management-level committees as well as establishing and maintaining effective policies, procedures and practices for identifying, measuring and mitigating enterprise risk. Our management-level Enterprise Risk Management Committee is composed of the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Credit Officer, Chief Risk Officer (Chairman), Chief Compliance Officer, Director of Branch Banking, Chief Information and Operations Officer, Chief Information Security Officer, General Counsel, Director of Human Resources, Director of Internal Audit, Loan Review Manager, Security Officer, and Senior Operations Manager.

Cybersecurity
The Corporation’s and the Bank’s Cybersecurity Committees, which are led by the Chief Information Security Officer (“CISO”), evaluate and oversee the management of risks relating to our information technology infrastructure and oversee implementation of the Corporation’s Information Security Program. Members of these committees include Messrs. Dinkel, Krieble and McDonald, Ms. Jensen, independent members of the Board, as well as Norman L. Lowery, our Chief Executive Officer and Board member and Norman D. Lowery, our Chief Operating Officer and Board member, and members of the Incident Response Team, which is a multi-departmental group responsible for addressing unauthorized use or access to confidential information in accord with the Corporation’s Incident Response Plan. In November 2020, the Corporation and the Bank consolidated several information security policies into a single, integrated Information Security Policy to enhance our cybersecurity efforts. Under the Information Security Policy, which was reaffirmed in November 2021, the CISO continues to report directly to the Board no less than quarterly regarding cybersecurity threats, technology-related community outreach and internal cyber defenses, including, but not limited to, the results of independent third-party and internal information security audits, associate training, regular newsletters, penetration testing and other breach-prevention efforts. In addition, the CISO reports to the Board annually, providing a retrospective cybersecurity briefing of the previous year. The Corporation has procured cyber liability insurance, regularly trains associates and provides community outreach regarding cybersecurity precautions and threats and annually audits the Information Security Program.

Community Reinvestment and Fair Lending
The Corporation’s and the Bank’s CRA and Fair Lending Committees are integral to balancing sustainability efforts with safe and sound business practices. The CRA Committee evaluates and oversees the management of risks relating to our compliance with the Community Reinvestment Act. The Bank’s Fair Lending Committee evaluates and oversees the management of risks relating to our lending policies and practices, including compliance with federal fair lending laws and regulations.
While each committee is responsible for evaluating certain risks and overseeing the management of these risks, the entire Board is regularly informed about such risks through committee reports.
Director Independence

The Board has determined that all current members of the Board except Norman L. Lowery and Norman D. Lowery are independent, as independence is defined under the listing standards of the NASDAQ Global Select Market applicable to the Corporation. In addition to executive sessions, with and without the Chief Executive Officer, following each Board meeting, the Independent Directors met 4 times during 2021.
Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines containing general principles regarding the functions of the Board and its committees. The Governance and Nominating Committee periodically reviews the Corporate Governance Guidelines and will recommend changes to the Board as it deems appropriate. Revised Corporate Governance Guidelines were approved by the Board in November 2020 and reaffirmed in November 2021. A copy of the Corporate Governance Guidelines is available on the Corporation’s website at www.first-online.bank on the “Investor Relations” page of the website under the link “Governance Documents.”

Code of Business Conduct and Ethics

In November 2020, the Board reviewed and revised the Code of Business Conduct and Ethics that applies to all of the Corporation’s directors, officers, and employees, including its principal executive officer, principal financial officer, principal accounting officer and controller. The Corporation discloses any amendments to the Code of Business Conduct and Ethics by posting such amendments on its website. In addition, any waivers of the Code of Business Conduct and Ethics for directors or executive officers of the Corporation will be disclosed in a report on Form 8-K filed with the SEC. Consistent with historical performance, there were no waivers in 2021. A copy of the Code of Business Conduct and Ethics, reaffirmed by the Board in November 2021, is available on the Corporation’s web site at www.first-online.bank on the “Investor Relations” page of the website under the link “Governance Documents.”

Anti-Hedging and Anti-Pledging Policy
Hedging and similar monetization transactions by a director or an executive officer can lead to a misalignment between the objectives of that director or executive officer and the objectives of our shareholders. Accordingly, all directors, officers and employees are prohibited from engaging in hedging or monetization transactions with respect to the securities of the Corporation. In addition, the Insider Trading Policy approved by our Board in November 2020, and reaffirmed in November 2021, includes an anti-pledging provision to further align interests of leadership, associates, and shareholders.

Communications with Directors

Any shareholder who desires to contact the Chairman of the Board, the Lead Independent Director or the other members of the Board or who desires to make a recommendation of a director candidate for consideration by the Governance and Nominating Committee, may do so electronically by sending an email to the following address: directors@ffc-in.com. Alternatively, a shareholder can contact the Chairman of the Board, Lead Independent Director, Chairman of the Governance and Nominating Committee or the other members of the Board by writing to: First Financial Corporation, One First Financial Plaza, P.O. Box 540, Terre Haute, Indiana 47808. Communications received electronically or in writing are distributed to the Chairman of the Board, Lead Independent Director, Chairman of the Governance and Nominating Committee or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting, internal accounting controls and auditing matters are received, then they will be forwarded by the Secretary to the Chairman of the Audit Committee for review.

Governance Documents

For further information, including electronic versions of our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Audit Committee Charter, Compensation and Employee Benefits Committee Charter and Governance and Nominating Committee Charter, please contact the Secretary of the Corporation, Rodger A. McHargue, First Financial Corporation, One First Financial Plaza, P.O. Box 540, Terre Haute, Indiana 47808, (812) 238-6000 or visit our website at www.first-online.bank on the “Investor Relations” page of the website under the link “Governance Documents.”

AUDIT COMMITTEE REPORT
In accordance with its written charter adopted by the Board, the Audit Committee of the Board assisted the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Corporation. During 2021, the Audit Committee met 5 times and the Audit Committee chair, as representative of the Audit Committee, discussed the interim financial information contained in each quarterly earnings announcement with management and the independent public accounting firm prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent public accounting firm a formal written statement describing all relationships between the independent public accounting firm and the Corporation that might bear on the independent public accounting firm’s independence consistent with applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent public accounting firm any relationships that may impact the independent public accounting firm’s objectivity and independence and satisfied itself as to the independent public accounting firm’s independence. The Audit Committee also discussed with management, the internal auditors and the independent public accounting firm the quality and adequacy of the Corporation’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed both with the independent and internal auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the independent public accounting firm all matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and, with and without management present, discussed and reviewed the results of the independent public accounting firm’s examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

The Audit Committee reviewed and discussed the audited financial statements of the Corporation as of and for the year ended December 31, 2021, with management and the independent public accounting firm. Management represented to the Audit Committee that the Corporation’s financial statements as of and for the year ended December 31, 2021 were prepared in accordance with accounting principles generally accepted in the United States. Management has the primary responsibility for the preparation of the Corporation’s internal controls and financial statements and the independent public accounting firm has the responsibility for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board.

Based on the above-mentioned review and discussions with management and the independent public accounting firm, the Audit Committee recommended to the Board that the Corporation’s audited financial statements be included in its 2021 Annual Report on Form 10-K for filing with the SEC.

Members of the Audit Committee

Thomas T. Dinkel, Chairman
W. Curtis Brighton
Tina J. Maher
Michael A. Carty
Mark J. Blade

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

This Executive Compensation Discussion and Analysis (“CD&A”) describes our executive compensation program for our Named Executive Officers (“NEOs”) listed below. This CD&A also summarizes the Compensation and Employee Benefits Committee’s (“Compensation Committee” or “Committee”) process for making pay decisions, as well as its rationale for specific decisions related to the 2021 performance year.

NEO	Position
Norman L. Lowery	Chief Executive Officer and President (our “CEO”)
Rodger A. McHargue	Chief Financial Officer (our “CFO”)
Norman D. Lowery	Chief Operations Officer (our “COO”)
Steven H. Holliday	Chief Credit Officer
Karen L. Milienu	Former Chief Branch Banking Officer
Ms. Milienu retired from the Company on November 12, 2021. Ms. Milienu’s 2021 compensation is described separately within the CD&A and information regarding her compensation is included in the tables that follow this CD&A. References in the following discussion to our “NEOs” do not include Ms. Milienu, unless otherwise specified.

EXECUTIVE SUMMARY
Our 2021 Performance
During 2021, we continued to navigate through the ongoing COVID-19 pandemic, supporting our associates and focusing on our customers. We completed our merger with Hancock Bancorp on November 5, 2021, allowing us to expand our presence in Kentucky, including the attractive Bowling Green market, and executed a branch optimization strategy, demonstrating our commitment to balancing continued growth and operational efficiency. These significant investments give us the ability to accommodate changing customer preferences, expand our presence and serve customers in more markets. We are well-positioned to grow long-term shareholder value. Financial highlights included:

•Net income of $53.0 million, or $4.02 per common share, compared to $53.8 million and $3.93, in 2020.
•Adjusted net income of $58.4 million, or $4.43 per common share, after the exclusion of the 2021 non-operating expenses associated with our merger with Hancock Bancorp and non-operating expenses of our branch optimization expenses.2
•Dividends declared of $1.16, including a special dividend of $0.10 per common share, our 33rd consecutive year of increased dividends.
•Return of an additional $42.16 million to our shareholders through the repurchase of 981,132 common shares during 2021.
•Grew year-end total loans by $206 million, or 7.88%; $113 million, or 4.55%, excluding the Hancock merger.
•Increased year-end deposits by $654 million, or 17.4%; $376 million, or 10.25%, excluding the Hancock merger.

Shareholder Engagement and 2021 Say-on-Pay Vote
In 2021, our executive compensation program received the support of 92.2% of the total votes cast at our Annual Meeting, demonstrating measurable improvement from the prior year. We believe our shareholders appreciated our 2020 engagement and outreach activities to better understand investors’ perspectives on our executive compensation program. Given this result, we continued our shareholder engagement and outreach efforts during 2021.

2 Adjusted net income is a non-GAAP financial measure. Please refer to "Supplemental Non-GAAP Financial Measures" in this proxy statement for an explanation of why we use Adjusted net income for a reconciliation of Adjusted net income to the most directly comparable GAAP financial measure.

We reached out to shareholders representing over 39% of our shares outstanding, prioritizing the top 50 shareholders. The Chair of the Compensation Committee, who is also a member of our Governance Committee, and our Chief Financial Officer had calls with those shareholders who expressed a desire to meet. These communications continued to validate that our shareholders are broadly supportive of the overall philosophy, objectives and design and pay mix of our program. Shareholders again expressed their appreciation of our engagement efforts and the opportunity to engage with us, as well as the additional disclosures and enhancements we made to the CD&A, including details on the impact of the shifting pension value on reported compensation in the Summary Compensation Table.

Based on this feedback, we did not make material changes to our executive compensation program for 2021. We plan to maintain an open dialogue with our shareholders to help ensure that we have ongoing and current information on investor perspectives.

Strong Compensation Pay Policies & Practices
Our executive compensation program is grounded in the following policies and practices, which promote sound compensation governance, enhance our pay-for-performance philosophy and further align our executives’ interests with those of our shareholders:

	WHAT WE DO		WHAT WE DO NOT DO
✓	Significant emphasis on performance-based, “at-risk” compensation	x	No non-performance-based incentive awards
✓	Incentive award metrics that are objective and tied to key company performance metrics.	x	No hedging or pledging transactions by executive officers or directors
✓	Equity awards granted based on performance and which vest over three years to promote retention	x	No excise tax gross-ups in our employment agreements
✓	Incentive plans with threshold performance and associated payout levels, below which no incentive awards are paid. Threshold payouts for both the STIP and LTIP are 80% of target.	x	No automatic renewal (“evergreen”) provisions in our employment agreements.
✓	Incentive plans with capped maximum payouts (125% of target for the STIP for the CEO, 120% of target for the STIP for other NEOs and 150% of target for the LTIP for the CEO, 125% of target for the LTIP for the other NEOs)	x	No “single trigger” change in control severance
✓	Compensation recoupment “claw-back” policy.
✓	Share ownership guidelines (for executives and directors)
✓	Maintain target total cash compensation and target total direct compensation for our NEOs which, in aggregate, is aligned with market-competitive levels.
2021 Compensation Actions
As further detailed on pages 29 through 33, the Compensation Committee took the following actions concerning the 2021 compensation of our CEO and other NEOs:
•Base Salaries. The Committee approved base salary adjustments of 3% for the NEOs for 2021 based on individual performance and experience considerations for each NEO.

•Short-Term Incentive Compensation. Under our short-term incentive plan (“STIP”), we used two Corporation-wide performance measures—net income and efficiency ratio—to assess the performance of our CEO. For our other NEOs, Bank-level net income and efficiency ratio, controllable Bank departmental and additional Bank measures were used.

•Long-Term Incentive Compensation. We make awards to our CEO and other NEOs under our performance-based Amended and Restated 2011 Omnibus Equity Incentive Plan (“LTIP”) in February of each year based on how we have performed against certain performance measures over the prior three-year period. For the awards made in February 2022, we used four measures—return on assets, return on equity, tangible book value and earnings per share. We granted awards in February 2022 based on performance through 2021.

The STIP and LTIP performance measures selected by the Committee tie to execution of those operational and strategic matters critical to building shareholder value. Target performance levels were established by the Committee at amounts requiring stretch performance relative to the Corporation’s Board-approved Corporation-wide, Bank and department budgets and strategic plans for 2021. These budgets and plans were developed following a rigorous process which took into account our business plans and market conditions at the beginning of 2021. They therefore did not assume or take into account the effects of the Hancock merger or branch optimization which did not occur until the latter part of the year.

Our reported financial performance in 2021 relative to our financial targets was affected by the Hancock merger and the branch optimization. In its consideration and assessment of the performance of our NEOs in 2021 and determination of final STIP and LTIP, the Committee adjusted our reported results to exclude the effects of the Hancock merger (an addback to net income of approximately $3.6 million, resulting from exclusion of acquisition expenses relating to the merger and the revenues and expenses attributable to Hancock from the closing of the merger in early November through year end) and one-time expenses recorded in 2021 with respect to the branch optimization (an addback to net income of approximately $1.59 million of lease termination, severance and property value write-downs). Adjusting for these items was determined by the Committee to be appropriate to provide a more accurate picture of the Corporation’s or our NEOs’ strong performance against the Committee and Board-approved goals for 2021.

2021 CEO Compensation At-A-Glance

Our CEO’s target total direct compensation (base salary, STIP and LTIP) for 2021 was essentially unchanged relative to his target total direct compensation for 2020, with the exception of a 3.0% base salary increase in 2021. Our financial performance in 2021 resulted in actual 2021 compensation awarded to the CEO which was 2.2% above his 2020 awarded compensation:

•The CEO received a base salary increase of 3.0% in 2021, consistent with the overall salary increase budget of 3.0% for all employees.

•Our 2021 net income and efficiency ratio performance resulted in an above target STIP payout of 104.40%, slightly less than the 2020 payout of 105.96%.

•Our performance also resulted in a 2021 LTIP payout percentage of 105.95% for 2021, which was also slightly lower than the payout percentage of 107.38 % for 2020.

Effect of Changes in Pension Value on Year-to-Year Changes in Reported Compensation
Feedback we received from our shareholder outreach indicated that the change in pension value amount included in our Summary Compensation Table on page 40 creates “noise” and distracts shareholders from gaining a full understanding of the decisions on compensation made by the Compensation Committee. The change in pension value reported in the Summary Compensation Table does not represent current compensation and is not considered total direct compensation awarded by the Compensation Committee for any given year. The change in pension value reported in the Summary Compensation Table is an actuarially determined value based on certain assumptions used in the preparation of our annual financial statements. Changes to the assumptions that are beyond our control, such as changes in the applicable discount rate and mortality tables, have introduced significant year-to-year volatility to the reported amount. Other factors, such as increases in the accrued benefit due to an additional year of service, changes in the five-year average pay on which the pension benefit is based, actuarial adjustments made for benefit payments starting before or after age 65 and changes in the offset for estimated benefits payable under the ESOP and certain other nonqualified plans, also affect the annual change in the present value of the pension benefits.

As the table below demonstrates, the change in pension value amount has resulted in significant swings in the reported compensation for our CEO, effectively hiding the relatively flat total direct compensation (base salary, STIP and LTIP awards) paid to our CEO as a result of the Compensation Committee’s decisions.

As Reported in the Summary Compensation Table	2019	2020	2021
Total Direct Compensation ................................................................	$1,447,344	$1,464,575	$1,514,380
Year-to-Year Change in Total Direct Compensation ........................		1.19%	3.40%
All Other Compensation ...................................................................	$108,763	$106,556	$112,157
Change in Pension Value .................................................................	$1,403,069	$923,457	$560,104
Total Compensation as Reported .....................................................	$2,959,176	$2,494,588	$2,186,641
Year-to-Year Change in Total Compensation as Reported ..............		(15.70)%	(12.34)%

WHAT GUIDES OUR EXECUTIVE COMPENSATION PROGRAM
Compensation Philosophy
Our goal is to maintain a competitive, balanced compensation program that rewards our NEOs for current year performance and for the creation of long-term shareholder value, without exposing the Corporation to unreasonable risk, including credit, interest rate, liquidity, reputation, compliance and transaction risk. Our executive compensation philosophy is grounded on three fundamental principles:

Principle	Goal	How It Is Accomplished
Pay for Performance	Drive performance relative to our financial goals, balancing short-term operational objectives with long-term strategic goals.	Establish corporate, bank, departmental, and individual goals consistent with our strategic plan and budget that provide the basis for the short- and long-term metrics used to measure our success and the value that we create for shareholders.
Competitiveness	Pay at levels that will attract, motivate, and retain highly-qualified, talented executives who are focused on the long-term best interests of our shareholders.	Reward our executives for Corporation, Bank and individual performance. Align compensation and variable incentives with measurable, objective, business results and appropriate risk management.
Shareholder Alignment	Reinforce a culture of accountability and long-term commitment to shareholder value creation.	NEOs are required to be shareholders and own a minimum level of Corporation stock throughout their employment. LTIP awards are based entirely on performance and vest over a three-year period.

Total Direct Compensation and Its Components
To encourage our NEOs to execute our business plan and create shareholder value, we seek to align each executive’s compensation with our short-term and long-term financial goals. We focus on total direct compensation, which is the sum of base salary, short-term incentives, and long-term equity-based incentives. Our total direct compensation is weighted heavily toward results, with a substantial portion of direct total compensation “at risk.”
The following table shows the principal components of total direct compensation, each one contributing to the accomplishment of our compensation program goals:

Total Direct Compensation
Component	Role
Base Salary	Fixed cash compensation based on competitive pay levels, the executive’s performance, level of responsibility, experience and tenure to facilitate the acquisition and retention of talented, experienced management.
Short-Term Incentive (“STIP”)	Annual variable compensation, payable in cash, based on the achievement of pre-determined objective, Corporation or Bank performance goals to reward execution and performance which support and drive shareholder value.
Long-Term Incentive (“LTIP”)	Equity compensation awarded in February of each year based on the achievement of pre-established, long-term, objective, performance goals over a three-year period to align the executive’s compensation with the prudent management of the Corporation’s assets and earnings growth objectives.

Pay Mix
The charts below show the target total direct compensation of our CEO and our other NEOs for fiscal year 2021. These charts illustrate that a large portion of NEO total direct compensation is variable for our CEO (52%) and for our other NEOs (an average of 43%).

THE PROCESS FOR SETTING EXECUTIVE COMPENSATION

Role of the Compensation and Employee Benefits Committee

The Compensation Committee is responsible for determining our executive compensation philosophy and the establishment, implementation and monitoring of our executive compensation program. The Committee is composed entirely of independent Directors as determined under the rules of the NASDAQ Global Select Market. Each year, the Compensation Committee reviews our executive compensation program to assure that the program and the compensation for each NEO are consistent with our compensation philosophy and, specifically, that a substantial portion of our NEOs’ compensation is paid only if pre-established, objective performance goals are met or exceeded. In exercising its duties, the Committee considers all elements of our executive compensation program, as well as individual performance, Corporation and Bank performance and market compensation considerations. The Compensation Committee determines the appropriate allocation of each NEO’s potential compensation among base salary, short-term incentive compensation, long-term incentive compensation and other components. Based on our strategic plan and budget, the Committee sets the appropriate goals and measures under the STIP and LTIP and communicates those goals and measures to covered NEOs in February.

Each year, the Compensation Committee also reviews our performance compared to short-term and long-term objectives, reviews our executive officer pay practices, evaluates risks associated with our executive compensation program and approves all awards under our short-term and long-term incentive plans. The Committee reports its decisions to the Board.

Selecting Performance Measures and Establishing Performance Goals

In analyzing financial measures and determining the performance goals for the year, the Compensation Committee spends significant time reviewing the Corporation’s Board-approved annual strategic plan and budget. The Committee then selects performance measures determined to be important to the Corporation’s, the Bank’s or a department’s successful execution of the strategic plan and performance to meet or beat the budget for the coming year. The Committee then establishes the performance goal for each performance measure based on the anticipated business levels and initiatives underlying the strategic plan and budget. The performance goals are intended to be stretch goals which are achievable through sustained execution of the strategic plan and without subjecting the Corporation to undue risk.

The Committee assigns weights to each of performance measures, with areas of focus for achieving greater overall performance assigned higher weightings. To focus management on sustaining its continued, disciplined execution and continuing earnings growth, more weight was assigned to income and expense-related measures.
Our current STIP performance measures focus on net income and efficiency. We believe these measures, which are within management’s control, most closely align management with the interest of shareholders. These fundamental measures have the greatest long-term controllable influence on share price.
Role of Management
Each year, prior to any adjustments in compensation, our CEO provides the Compensation Committee with a review of our strategic and financial performance and the compensation and performance of all NEOs other than himself. The CEO may make recommendations regarding the compensation of those NEOs to the Committee for review and approval. The Committee generally requests information relevant to its determinations from Corporation personnel, including our Chief Financial Officer. However, no NEO other than our CEO attends Committee meetings. The Committee invites our CEO to attend its meetings at which it discusses the compensation of NEOs; however, our CEO does not attend the portion of Committee meetings at which his compensation is discussed. The Corporation’s Human Resources Management provides information and other support to our CEO and the Committee in connection with the Committee’s deliberations.

Role of Outside Consultants

The Compensation Committee is authorized to retain its own advisors. For 2021, the Committee retained Pearl Meyer to serve as its independent compensation consultant. The Committee chose Pearl Meyer based upon the firm’s strong experience and reputation in working with banking organizations. Under its engagement letter, Pearl Meyer acknowledged that the firm was retained by and performs its services for the Committee. The Committee reviewed information provided by Pearl Meyer and did not identify conflicts of interest relating to Pearl Meyer’s work for the Committee. In performing work for the Committee, Pearl Meyer interacts with management as part of the process for developing information and data required by the Committee. Pearl Meyer has advised the Committee that our executive compensation program is generally aligned with market practice and that total cash compensation (base salary and STIP awards) and total direct compensation (base salary, STIP and LTIP awards) approximates the peer group median. During 2021, Pearl Meyer also provided the Committee with information and advice in connection with changes we made to certain severance benefits which would become payable under our NEO employment agreements to better align such benefits with market practice.

The Role of the Compensation Peer Group
For purposes of helping the Compensation Committee make decisions about setting compensation levels, Pearl Meyer, with input from management, developed the following peer group of regional banks for 2021:

Compensation Peer Group
1st Source Corporation	Great Southern Bancorp Inc.
City Holding Co.	Horizon Bancorp
CNB Financial Corp.	Independent Bank Corporation
Community Trust Bancorp, Inc.	Lakeland Financial Corp.
First Busey Corporation	Macatawa Bank Corporation
First Mid Bancshares, Inc.	MidWest One Financial Group, Inc
German American Bancorp Inc.	Peoples Bancorp, Inc.

The Compensation Committee, Pearl Meyer and management believe these companies represent a good cross-section of similarly sized financial institutions which, like us, operate significant branch networks outside of metropolitan areas.
    In its review, Pearl Meyer also found the design of the Corporation’s executive compensation program to be generally consistent with market best practices and the design of the peers. Pearl Meyer noted that the total direct compensation of our NEOs approximates market median levels. The market median levels developed by Pearl Meyer reflected data from the peer group, as well as published compensation data. The Compensation Committee reviews market data in establishing compensation levels, but it does not tie its determinations to a particular benchmark.

2021 NEO COMPENSATION

Elements of Compensation

Base Salary. Base salary is a fixed component of total cash compensation. The Compensation Committee attempts to set base salaries for a particular executive position at a level that recognizes the executive’s contributions and importance to the organization and will facilitate the attraction and retention of a skilled management team.
The starting point for determining any adjustments to a NEO’s base salary is the increase in the Corporation’s annual salary pool approved by the full Board. Individual base salary increases for all employees, including the NEOs, are awarded as allocations from that salary pool. In establishing the amount of the pool, the Compensation Committee and the Board consider general economic conditions (such as inflation and recessionary factors), the performance of the Corporation and the Bank and other sources of information.

The Compensation Committee adjusts the base salary of a NEO after reviewing his or her performance over the past fiscal year. The Committee’s review focuses on the NEO’s attainment of pre-determined, objective performance goals, supervisory skills, dependability, initiative, skill level and overall contribution to the Corporation. The Committee considers all of these factors as a whole, without giving a pre-established weighting to any particular factor and determines any adjustment to the NEO’s base salary.

In addition, the Compensation Committee considers the base salaries of our NEOs relative to benchmarking data and recommendations provided by its independent compensation consultant, Pearl Meyer.
The Compensation Committee approved base salary increases of 3.0%, as shown in the table below.

NEO	2020 Base Salary	2021 Base Salary	% Change
Norman L. Lowery	$696,825	$717,730	3.00%
Rodger A. McHargue	$296,184	$305,070	3.00%
Norman D. Lowery	$340,560	$350,777	3.00%
Steven H. Holliday	$258,235	$265,982	3.00%

Short-Term Incentive Compensation. The Compensation Committee makes annual incentive awards to the NEOs and other management employees pursuant to the STIP. Each year, the Committee establishes and approves the target award levels for each NEO, performance goals for various Corporation, Bank or departmental performance measures, and the relative weight accorded to each performance goal.

Target Award Levels. The target award amounts for 2021 are set forth in the following table. The target award amounts, as a percentage of base salary, were unchanged from 2020 and approximate the benchmarked market median.

NEO	2021 Target Award Level (% of base salary)	2021 Target Award Level ($)
Norman L. Lowery	46.4%	333,027
Rodger A. McHargue	35%	106,775
Norman D. Lowery	35%	122,772
Steven H. Holliday	35%	93,094
Performance Goals, Measures, and Scorecard Results. The STIP uses a “scorecard” approach. Here’s how it works:
•The amount of the STIP award earned is determined based on an overall score.
•The overall score is the sum of the weighted scores achieved for each of the performance measures.
•The weighted score is the score for the particular performance measure multiplied by the weight assigned to that measure.
•The score for a performance measure is equal to the percentage of the target performance goal achieved for that performance measure. For example, if the level of performance is equal to the target performance goal, the score for that performance measure will be 100%. If the level of achievement is 85% of the target goal, the score will be 85% and if the level of achievement is 140% of the target goal, the score will be 140%. Scores earned for a performance measure may range from 0% to 200%; however, the maximum overall score cannot exceed 125% for the CEO and 120% for the NEOs and the minimum overall score at which a STIP award may be earned is 80%. If the overall score falls below 80%, then no STIP award is earned.
•The amount of the STIP earned is determined by multiplying the overall score times the executive’s target bonus amount.
•The maximum STIP award is 125% of the target bonus amount for the CEO and 120% of the target bonus amount for the other NEOs. The minimum STIP award which may be earned by a NEO is 80% of the target bonus amount. No STIP award is earned if the overall score is less than 80%.

For our CEO, Mr. Norman L. Lowery, the performance measures were Corporation-wide net income and efficiency ratio, weighted 60% and 40%, respectively. The Committee determined that these Corporation-wide performance measures were appropriate in light of Mr. Lowery’s position as our CEO and the Corporation’s strategic plan to continue to drive net income and manage expenses across the entire Corporation. The net income target reflected 103% of the Corporation’s budget.

The table below sets forth Mr. Lowery’s performance measures, target performance goals, results and levels of achievement against the goals, weightings and resulting scores. The result for each measure set forth in the table is based on the Committee-approved adjusted amounts.

Mr. Norman L. Lowery: 2021 Scorecard

Performance Measure	Target Goal ($000)	Result ($000)	Level of Achievement (% of Goal)	Weighting	Resulting Score
Net Income	$53,956	$57,852	107.29%	60%	64.38%
Efficiency Ratio	61.48%	61.44%	100.07%	40%	40.03%
Overall Score					104.40%
For our other NEOs, the performance measures selected by the Committee were tied to Bank and/or departmental performance and the NEOs’ area of responsibility. For each of these NEOs, substantial weighting was given to the net income, efficiency ratio and departmental controllable expenses performance measures to reinforce the strategic focus on net income and expense control. The net income target reflected 103% of the Bank’s budget. Additional performance measures applicable to our Chief Credit Officer, Mr. Holliday, related to loan growth and asset quality. The tables below set forth the performance measures and their respective target performance goal, results, levels of achievement against the goals, weightings and resulting scores for each of the other NEOs. The result for each measure set forth in the tables below is based on the Committee-approved adjusted amounts.

Mr. Rodger McHargue: 2021 Scorecard

Performance Measure	Target Goal ($000)	Result ($000)	Level of Achievement (% of Goal)	Weighting	Resulting Score
Net Income	$51,162	$50,481	98.67%	50%	49.33%
Efficiency Ratio	60.46%	64.42%	93.85%	25%	23.46%
Dept. Controllable	$611,063	$618,499	98.80%	25%	24.7%
Overall Score					97.50%

Mr. Norman D. Lowery: 2021 Scorecard

Performance Measure	Target Goal ($000)	Result ($000)	Level of Achievement (% of Goal)	Weighting	Resulting Score
Net Income	$51,162	$50,481	98.67%	50%	49.33%
Efficiency Ratio	63.12%	64.42%	97.98%	25%	24.50%
Dept. Controllable	$8,185,031	$8,305,255	98.55%	25%	24.64%
Overall Score					98.47%
Mr. Steve Holliday: 2021 Scorecard

Performance Measure	Target Goal ($000)	Result ($000)	Level of Achievement (% of Goal)	Weighting	Resulting Score
Net Income	$51,162	$50,481	98.67%	40%	39.47%
Efficiency Ratio	60.46%	64.42%	93.85%	20%	18.77%
Non-Performing Loans	1.00%	0.54%	185.19%	2.50%	4.63%
Delinquency	0.90%	0.72%	125%	2.50%	3.13%
Total Loan Controllable	$69,360,880	$64,465,577	92.94%	10%	9.29%
Total Loan Growth	1.73%	(4.39)%	—%	15%	—%
Net Charge-Offs/Loans	0.12%	0.04%	200.00%	5%	10.00%
Total Loan NIM	3.25%	3.25%	100%	5%	5.00%
Overall Score					90.29%

2021 STIP Payouts. The NEOs were awarded the following STIP awards based on their overall scorecard results as follows:

NEO	2021 Target Award Level (% of base salary)	2021 Target Award Level ($)	Overall Scorecard Result	Actual STIP Earned ($)
Norman L. Lowery	46.4%	$333,027	104.40%	$347,690
Rodger A. McHargue	35%	$106,775	97.50%	$105,911
Norman D. Lowery	35%	$122,772	98.47%	$120,891
Steven H. Holliday	35%	$93,094	90.29%	$84,051
Note: Figures may not calculate exactly due to rounding of scorecard results in the table to two decimal points.

Long-Term Incentive Compensation.The size of each LTIP award made to our NEOs depends on two key factors: 1) the NEO’s target award level, which is stated as a percentage of base salary; and 2) the Corporation’s or Bank’s performance during the preceding three years measured against the goals established by the Compensation Committee.
The performance-based LTIP awards are made in restricted stock having a grant date value equal to the LTIP award earned. The restricted stock vests in three equal installments beginning on December 31 of the year of the grant and the following two years. The Compensation Committee believes the use of performance criteria for determining the size of the LTIP award, followed by a three-year vesting schedule, reinforces both the long-term incentive and retention purposes of the LTIP award while establishing an appropriate balance of risk and incentive.
Target Award Levels. The LTIP award target for awards granted in February 2022 based on performance through 2021 are set forth in the table below. In aggregate, these target award amounts, as a percentage of base salary, are aligned with the market median, but vary above or below median on an individual basis.

NEO	2019-2021 Target Award Level
Norman L. Lowery	60%
Rodger A. McHargue	40%
Norman D. Lowery	40%
Steven H. Holliday	40%
Performance Measures. For the three-year performance period ending December 31, 2021 (“2019–2021 performance period”), the Compensation Committee selected the following performance measures on which to base the amount of the LTIP awards: return on average assets, return on average equity, tangible book value and earnings per share (“EPS”). The Committee believes sustained performance in each of these measures should generate long-term value and use of these measures serves to further align the interests of management with our shareholders.

The Compensation Committee establishes a performance goal for each of these measures based on the Corporation’s and Bank’s strategic plan and budgets and weights the goals based on the Committee’s assessment of the relative importance of the measure to overall shareholder value. The scores with respect to each performance measure are determined in a similar manner to the way scores are determined under the STIP. The amount of a NEO’s LTIP award is based on the overall score achieved and the NEO’s LTIP award target. The maximum overall score is 150% and maximum award is 150% of target for the Chief Executive Officer. The maximum overall score for the Chief Financial Officer, Chief Operations Officer and Chief Credit Officer is 125% and the maximum award is 125% of target. No LTIP award is earned if the overall score is below 80%.

The amount of LTIP earned for the 2019-2021 performance period by each NEO reflects both the target award opportunity for each NEO and the overall performance result. In accordance with SEC disclosure rules, the LTIP award based on performance through December 31, 2021 and granted in February 2022 will be reported in the 2023 proxy statement.

For our CEO, Mr. Norman L. Lowery, the performance measures relate to Corporation-wide performance. The table below sets forth Mr. Lowery’s performance measures and their respective target performance goals, results (based on the Committee-approved adjusted amounts), levels of achievement against the goals, weightings and resulting scores for the LTIP awards granted in February 2022 based on performance through the end of 2021.

Mr. Norman L. Lowery: 2019 - 2021 Scorecard

Performance Measure	Target Goal	Result	Level of Achievement (% of Goal)	Weighting	Resulting Score
Return on Assets	1.31%	1.31%	100.00%	20%	20.00%
Return on Equity	9.25%	9.26%	100.11%	15%	15.02%
Tangible Book Value	$37.58	$38.67	102.90%	30%	30.87%
EPS	$3.87	$4.43	114.47%	35%	40.06%
Overall Score					105.95%

The performance measures for the other NEOs, other than tangible book value and EPS, are tied to Bank performance. The table below provides a summary of the performance measures and their respective target performance goals, results (based on the Committee-approved adjusted amounts), levels of achievement against the goals, weightings and resulting scores for the LTIP awards granted in February 2022 to all the NEOs (other than the CEO) based on performance through the end of 2021.

2019-2021 LTIP Scorecard for Mr. McHargue, Mr. Norman D. Lowery, and Mr. Holliday.

Performance Measure	Target Goal	Result	Level of Achievement (% of Goal)	Weighting	Resulting Score
Return on Assets	1.29%	1.25%	96.9%	20%	19.38%
Return on Equity	9.45%	9.49%	100.42%	15%	15.06%
Tangible Book Value	$37.58	$38.67	102.90%	30%	30.87%
EPS	$3.87	$4.43	114.47%	35%	40.06%
Overall Score					105.38%

2019-2021 LTIP Grants. The NEOs earned the following LTIP awards based on their overall scorecard results as follows:

NEO	Target Award Level (% of base salary)	Target Award Level ($)	Overall Scorecard Result	Actual LTIP Awarded ($)
Norman L. Lowery	60%	$430,638	105.95%	$456,625
Rodger A. McHargue	40%	$122,028	105.38%	$130,825
Norman D. Lowery	40%	$140,311	105.38%	$147,857
Steven H. Holliday	40%	$106,393	105.38%	$112,115
Note: Figures may not calculate exactly due to rounding of scorecard results in the table to two decimal points.

Ms. Milienu’s Compensation

Ms. Milienu retired in November 2021. As a result, under the terms of the STIP, Ms. Milienu was not eligible to earn an award for 2021 and her unvested LTIP awards were canceled in accordance with the terms of such awards. We entered into an agreement with Ms. Milienu under which, among other things, she reaffirmed the restrictive covenant obligations in her employment agreement and provided a release of claims, and we made a payment of $200,000 to her in January 2022.

OTHER PRACTICES, POLICIES & GUIDELINES

Retirement Benefits

We believe retirement and other post-employment benefits can be a powerful motivational tool for attracting and retaining key executives, including the NEOs.
Our three qualified retirement plans are the First Financial Corporation 401(k) Savings Plan (“Savings Plan”), the First Financial Corporation Stock Ownership Plan (“ESOP”) and the First Financial Corporation Employees’ Pension Plan (“Pension Plan”).

Savings Plan. The Savings Plan allows eligible employees to contribute a portion of their compensation on a before-tax basis. Participants may direct the investment of their plan accounts among a diversified range of investment options. For those participants who are not eligible for future benefit accruals under the Pension Plan, the Corporation may, in its discretion, match the participant’s contributions (up to 4% of compensation) and make non-matching contributions.

ESOP. The Corporation and its participating subsidiaries and affiliates may make contributions to the ESOP in the form of Corporation stock or cash to be invested primarily in Corporation stock. The amount of any contributions is determined by the Board of the Corporation. The value of a participating employee’s benefit under the ESOP depends on the value of the shares of Corporation stock and any other amounts allocated to his or her account.

Pension Plan. The Pension Plan is a defined benefit plan that provides each participant with a benefit based on the participant’s compensation and service, which is then offset by the value of the participant’s benefit under the ESOP. This type of arrangement is commonly referred to as a floor-offset arrangement. Future accruals under the Pension Plan were frozen for participants at the end of 2012, except for certain long-service, retirement-eligible or other employees who were grandfathered at that time. Each of our CEO and other NEOs, other than Mr. Holliday, continue to accrue benefits under the Pension Plan.

Internal Revenue Code limits on the amount of benefits that may be earned under qualified plans can result in highly paid individuals, such as our executive officers, including the NEOs, receiving a substantially lower benefit (as a percentage of compensation) than other participating employees. We have adopted nonqualified retirement plans to make-up for these benefit reductions. Information relating to qualified and nonqualified plans accompanies the “Pension Benefits” table on page 38 and the “Nonqualified Deferred Compensation” table on page 39.

Employment Agreements

We have entered into employment agreements with each of our NEOs. We entered into these agreements to be consistent with competitive practice, as the use of such agreements is common place among financial institutions like ours. Our employments agreements have a fixed, two-year term which may be extended annually by the Committee. In connection with the annual extension in 2021, we revised certain severance benefits which may become payable upon a qualifying termination. For our CEO and other NEOs, we removed incremental retirement benefits from the calculation of severance benefits payable upon a qualifying termination after a change in control. For the NEOs, other than the CEO, we modified the severance period for a qualifying termination prior to a change in control from 12 months to the then unexpired term of the agreement and increased the change in control severance multiple to two. We made these revisions to better align such severance benefits to market practice. Additional information regarding the employment agreements and the potential amounts which may become payable in various employment termination scenarios can be found on pages 39 to 42.

Perquisites
The Corporation provides limited perquisites to executive officers; however, it does sponsor a life insurance program for the NEOs of the Bank. Under the life insurance program, the Bank purchased a whole life insurance policy on behalf of, and pays the premiums on behalf of, each executive officer of the Bank.
Assessment of Incentives for Excessive Risk-Taking
Each year, the Compensation Committee evaluates the material operational risks to the Corporation, which include credit, interest rate, liquidity, reputation, compliance and transaction risk as well as the added potential for loss that could result from any of our compensation programs. The Committee also charges the Corporation’s General Auditor with performing a risk assessment of the incentive compensation program. Based on a review of these risks and the report of the General Auditor, the Committee has determined that the Corporation’s compensation arrangements and policies do not encourage excessive risk-taking.

Share Ownership and Retention Guidelines
Share ownership and retention guidelines help to foster a focus on long-term growth. The Board has adopted stock ownership guidelines applicable to our NEOs. Under those guidelines, our CEO is required to own a number of shares of the Corporation’s common stock equal in value to $500,000 and other NEOs are required to own a number of shares equal in value to $150,000. Except for purposes of exercising statutory diversification rights under the ESOP, our covered executives may not dispose of shares until they have satisfied the guidelines. Covered executives are expected to comply with the guidelines as soon as practicable and in no event later than five years after the date they become a covered executive. In the case of individuals who were covered executives when the guidelines became effective, compliance is required within five years of the effective date. Messrs. Norman L. Lowery, McHargue, Norman D. Lowery, and Holliday currently meet the guidelines.

Prohibition on Hedging and Pledging
Our NEOs and directors are prohibited from engaging in hedging or monetization transactions with respect to the securities of the Corporation. In addition, as a result of the review of our corporation governance practices, we have adopted an Insider Trading Policy that includes a prohibition on holding Corporation securities in a margin account or otherwise pledging securities of the Corporation by our NEOs and directors.

Executive Compensation Recovery Policy/Claw Back Policy
We can recover or “claw back” all or a portion of an incentive compensation payment which was based on erroneous data due to our material noncompliance with any financial reporting requirement under securities laws which resulted in an accounting restatement. The claw back applies to incentive compensation described above which was paid within three years preceding the date of the accounting restatement. In that instance, the participant is required to repay the excess amount which would not have been paid to the participant but for the accounting restatement.

Tax Deductibility Cap on Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallows a federal tax deduction to public companies for compensation in any tax year to specified executive officers to the extent that the compensation paid to such executive officer during the tax year exceeds $1 million.

The Committee believes that tax deductibility is only one of several relevant considerations in setting compensation and that the tax deduction limitation should not be permitted to compromise the Compensation Committee’s ability to structure its compensation to provide benefits to the Corporation that outweigh the potential benefit of the tax deduction. Accordingly, the Committee has and will continue to approve compensation that is not deductible for federal income tax purposes.

Compensation Committee Report

The Compensation and Employee Benefits Committee of the Corporation has reviewed and discussed this Compensation Discussion and Analysis with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation and Employee Benefits Committee:

William J. Voges, Chairman
William R. Krieble
Thomas C. Martin
Ronald K. Rich

EXECUTIVE COMPENSATION
Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to the chief executive officer, the chief financial officer and the three most highly compensated executive officers other than the chief executive officer and the chief financial officer (collectively, the “Named Executive Officers”) during the years ended December 31, 2021, 2020 and 2019.

Name and Principal Position	Year	Salary ($)		Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Norman L. Lowery,	2021	717,730		448,960	347,690	560,104	112,157	2,186,641
Chief Executive Officer,	2020	696,825		425,141	342,609	923,457	106,556	2,494,588
First Financial Bank, N.A. and	2019	686,527		443,842	316,975	1,403,069	108,763	2,959,176
First Financial Corporation

Rodger A. McHargue,	2021	310,370	(5)	129,925	105,911	190,173	29,899	766,278
Chief Financial Officer,	2020	301,484		122,421	108,188	619,355	28,507	1,179,955
First Financial Bank, N.A. and	2019	292,300		119,950	107,827	543,132	28,245	1,091,454
First Financial Corporation

Norman D. Lowery,	2021	350,777		146,764	120,891	143,130	31,915	793,477
Chief Operating Officer,	2020	340,560		138,210	120,944	600,653	32,365	1,232,732
First Financial Bank, N.A. and	2019	330,000		128,296	114,988	418,302	32,622	1,024,208
First Financial Corporation

Steven H. Holliday,	2021	266,182	(6)	111,286	84,052	—	37,033	498,553
Chief Credit Officer	2020	258,435		104,800	93,622	—	33,751	490,608
First Financial Bank, N.A. and	2019	250,428		102,899	89,221	—	36,686	479,234
First Financial Corporation

Karen L. Milienu,	2021	213,095		47,805	—	—	219,740	480,640
Former Chief Branch Banking Officer	2020	221,858		46,250	51,078	360,580	16,131	695,897
First Financial Bank, N.A	2019	220,858		46,248	59,551	418,988	17,678	763,323
(1)    The amounts in this column represent the aggregate grant date fair values of the restricted stock awarded in February 2021 based on prior years’ performance, determined pursuant to FASB ASC Topic 718. These amounts do not reflect whether the recipient will realize a financial benefit from the awards (such as becoming vested over the three-year graded vesting period). The grant date fair values have been determined based on the assumptions and methodologies set forth in the Corporation’s 2021 Annual Report on Form 10-K (note 17).
(2)    The amounts in this column reflect amounts earned under the STIP.
(3)    The amounts in this column do not reflect amounts paid. The amounts reflect the actuarial increase in the present value of the Named Executive Officers’ benefits under the Pension Plan and our nonqualified defined benefit plans (“ESRP” and “2005 ESRP”), determined using interest rate and mortality rate assumptions consistent with those used in the Corporation’s financial statements.
(4)    For 2021, includes (i) the premiums paid by the Corporation pursuant to a life insurance program for Named Executive Officers of $31,378 for Norman L. Lowery, $3,477 for Mr. McHargue, $683 for Mr. Norman D. Lowery, $4,141 for Mr. Holliday and $600 for Ms. Milienu; (ii) amounts contributed by the Corporation under the 2005 non-qualified defined contribution plan (“2005 EDC”), which were $40,961 for Norman L. Lowery, $6,419 for Mr. McHargue, $9,290 for Norman D. Lowery and $2,663 for Mr. Holliday; (iii) dividends on restricted stock which were $16,449 for Norman L. Lowery, $4,679 for Mr. McHargue, $5,225 for Mr. Norman D. Lowery, $4,008 for Mr. Holliday and $1,760 for Ms. Milienu; (iv) miscellaneous perquisites of less than $10,000; and (v) ESOP account allocations as follows: $14,500 for Mr. Norman L. Lowery; $14,500 for Mr. McHargue; $14,500 for Mr. Norman D. Lowery; $8,700 for Mr. Holliday; and $13,591 for Ms. Milienu. Also includes $11,600 for Mr. Holliday for the 401(k) matching contribution and $200,000 paid to Ms. Milienu pursuant an agreement entered into with respect to her retirement in November 2021.
(5)    Includes $4,800 for service as a director of Portfolio Management Specialist A (a subsidiary of the Bank), Portfolio Management Specialist B (an indirect subsidiary of the Bank) and Global Portfolio Limited Partnership (an indirect subsidiary of the Bank) and $500 for service as a director of FFB Risk Management Company, Inc. (a subsidiary of the Corporation).
(6)    Includes $200 for service as a manager of First Financial Real Estate LLP (a real estate investment trust of the Bank).

Grants of Plan-Based Awards

The following table sets forth the plan-based grants during the fiscal year ended December 31, 2021, consisting of opportunities for cash awards under the 2011 Short-Term Incentive Compensation Plan (the “2011 STIP”) and equity grants under the 2011 Omnibus Equity Incentive Plan (the “2011 EIP”), which are discussed in more detail in the “Compensation Discussion and Analysis” section of this Proxy Statement.

						All Other Stock Awards: Number of Shares of Stock or Units(2)	Mean Market Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock Awards(3) ($)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Plan Name	Threshold ($)	Target ($)	Maximum ($)
Norman L. Lowery		2011 STIP	266,278	333,027	416,283
	2/8/2021	2011 EIP				10,738	41.81	448,960
Rodger A. McHargue		2011 STIP	86,904	108,630	130,355
	2/8/2021	2011 EIP				3,107	41.81	129,925
Norman D. Lowery		2011 STIP	98,218	122,772	147,326
	2/8/2021	2011 EIP				3,510	41.81	146,764
Steven H. Holliday		2011 STIP	74,475	93,094	111,712
	2/8/2021	2011 EIP				2,661	41.81	111,286
Karen L. Milienu		2011 STIP	44,772	55,965	69,956
	2/8/2021	2011 EIP				1,143	41.81	47,805
(1)    The amounts in these columns represent the threshold, target and maximum fiscal year 2021 awards available under the 2011 STIP. To receive a payout under the 2011 STIP, a participant must remain employed with the Corporation through the date payment is made, which is within 75 days of the end of the performance period, except in the case of death, disability, retirement, termination without cause or resignation for good reason, which terms are defined in the 2011 STIP. The amounts in these columns represent award opportunities; the actual amount of the award earned for 2021 for each named executive officer is included under the column “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table.
(2)    The amounts in this column represent restricted stock awards granted in 2021 based on prior year performance. The shares vest in three substantially equal installments on December 31, 2021, 2022 and 2023. Vesting is contingent upon the executive officers remaining employed during the required service period, unless employment terminates due to death, disability, termination, by the Corporation without cause, resignation for good reason or retirement (each as defined in the 2011 EIP), in which case the restricted stock award vests in full. No automatic acceleration of vesting occurs upon a change in control. Award recipients are entitled to dividends on the restricted shares during the vesting period.
(3)    The grant date fair value of the restricted stock awards reported in this column is the grant date value of the awards as determined under FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End

	Stock Awards
Name	Number of Shares of Stock That Have Not Vested(1)	Market Value of Shares of Stock That Have Not Vested(2)
Norman L. Lowery	10,494	$474,224
Rodger A. McHargue	3,032	137,016
Norman D. Lowery	3,424	154,731
Steven H. Holliday	2,596	117,313
Karen L. Milienu	—	—
(1)    These shares represent restricted stock awards that vest in installments on December 31, 2022 and December 31, 2023, provided the executive is still employed on such date(s). In the event of involuntary termination due to death, disability, termination without cause or resignation for good reason or upon retirement after age 65, the awards will vest in full. No automatic acceleration of vesting occurs upon a change in control. Ms. Milienu’s employment ended November 12, 2021.
(2)    The market value is based on $45.19 per share, the closing price for our stock on December 31, 2021.

Option Exercises and Stock Vested in 2021

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Norman L. Lowery	10,393	$469,660
Rodger A. McHargue	2,936	132,678
Norman D. Lowery	3,260	147,319
Steven H. Holliday	2,516	113,698
Karen L. Milienu	—	—

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the Named Executive Officers, including the number of years of service credited to each named executive officer, under the Pension Plan, the ESRP and the 2005 ESRP. The present value was based upon the accrued benefit as of December 31, 2021 and determined using interest rate and mortality rate assumptions consistent with those used in the Corporation’s financial statements. The amounts shown do not reflect amounts actually paid or payable to the named executive officer. Benefits are not payable as a lump sum but are generally paid as a monthly annuity for the life of the retiree.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year
Norman L. Lowery	Qualified Pension Plan	26	2,803,330 (2)	—
	ESRP	26	1,944,749 (3)	—
	2005 ESRP	26	4,173,641 (3)	—
Rodger A. McHargue	Qualified Pension Plan	28	1,715,841(2)(4)	—
	2005 ESRP	28	867,991	—
Norman D. Lowery	Qualified Pension Plan	32	973,074	—
	2005 ESRP	32	896,621 (3)	—
Steven H. Holliday	Qualified Pension Plan	10	—	—
	2005 ESRP	10	—	—
Karen L. Milienu	Qualified Pension Plan	24	1,537,617 (2)(4)	—
(1)    The calculation of present value of accumulated benefit assumes a discount rate of 2.83% and mortality based on the PRI-2012 Retiree Mortality Table projected using Mortality Improvement Scale MP-2021.
(2)    These amounts represent the amount that Messrs. Norman L. Lowery, McHargue, and Norman D. Lowery’s and Ms. Milienu’s Pension Plan benefit exceeds their ESOP benefit pursuant to offset arrangements.
(3)    This amount represents the amount by which Messrs. Norman L. Lowery, McHargue and Norman D. Lowery’s and Ms. Milienu’s Executive Supplemental Retirement benefit exceeds his or her Executive Deferred Compensation benefit.
(4)    Mr. McHargue was over 55 years of age and had more than five years of service as of December 31, 2021 and would have qualified for early retirement benefits equal to approximately 71% of the full retirement benefit if he had retired on December 31, 2021. Ms. Milienu was over 55 years of age and had more than five years of service at her retirement on November 12, 2021. She was qualified for early retirement benefits equal to approximately 76% of the full retirement benefit as of that date.

The benefits provided under the Pension Plan are based on the executive officers’ years of credited service and final average compensation and are targeted to provide an annual retirement annuity equal to approximately 66% of final average compensation for retirement at age 65 with 25 years of service. Actuarial adjustment is made for payments commencing before or after age 65. Final average compensation is based on the five consecutive years over the last ten in which amount of base salary and bonus were the highest. The actual benefit payable under the Pension Plan is subject to offset (reduction) by the benefits provided under the ESOP.

Applicable IRS rules limit the amount of benefits that may be accrued under a qualified plan, such as the Pension Plan. The benefits provided under the ESRP and 2005 ESRP are intended to provide benefits that would be paid under the Pension Plan but for such limitations. These benefits are subject to offset by the benefits payable under the Executive Deferred Compensation Plan (“EDC”) and the 2005 EDC described below.

Nonqualified Deferred Compensation for 2021

Pursuant to the 2005 EDC, we permit certain executive officers and highly compensated employees to defer a portion of their current compensation and also provide supplemental benefits to certain highly compensated employees to recompense the employees for benefits lost due to the imposition of Code limitations in the ESOP. The amounts shown below represent the accumulated benefit cost to the Corporation for these plans. The table also shows amounts which were earned and deferred under the 2001 LTIP and 2005 LTIP.

Name	Plan Name	Executive Contributions in last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Norman L. Lowery	EDC	—	—	—	—	914,324
	2005 EDC	—	40,961	—	—	904,368
	2001 LTIP	—	—	44,405	140,228	593,592
	2005 LTIP	—	—	70,931	223,992	948,169
Rodger A. McHargue	2005 EDC	—	6,419	—	—	33,197
	2005 LTIP	—	—	11,272	25,286	155,460
Norman D. Lowery	2005 EDC	—	9,290	—	—	47,011
	2001 LTIP	—	—	7,287	16,347	100,499
	2005 LTIP	—	—	11,272	25,286	155,460
Steven H. Holliday	2005 EDC	—	2,663	—	—	14,241
Karen L. Milienu	2001 LTIP	—	—	7,287	16,347	100,499
	2005 LTIP	—	—	11,272	25,286	155,460
(1)    These amounts are included in the named executive officer’s compensation in the Summary Compensation Table.
Employment Agreements

Employment Agreement with Norman L. Lowery. Norman L. Lowery has been party to a series of employment agreements with the Corporation and the Bank pursuant to which he is employed as President and Chief Executive Officer of the Corporation and the Bank. Our employment agreements with Mr. Lowery provide for a fixed term and do not automatically renew. The material terms of his current agreement, dated July 1, 2021, are summarized as follows:

Term: The agreement is effective as of July 1, 2021 and is for a period of 24 months. The term may be extended for one-year periods by the Compensation Committee. On February 8, 2022, the Committee extended the term to June 30, 2024.

Base Compensation: The agreement provides for an initial base salary of $717,730, which may be increased from time to time. Prior to a change-in-control, base salary may be decreased if the Corporation’s operating results are significantly less favorable than those for the fiscal year ended December 31, 2020 and the Corporation makes similar decreases in the base salaries of the other executive officers. Mr. Lowery is entitled to participate in other compensation programs and benefits as provided to other senior officers of the Corporation and as provided in the agreement.

Restrictive Covenants: To protect the Corporation and our business, the agreement obligates Mr. Lowery to comply with non-solicitation, non-competition and non-disclosure requirements. In general, the non-solicitation and non‑competition remain in effect for one year after termination of employment for any reason.

Termination for Just Cause, Death or Disability: If employment is terminated for “just cause” (as defined in the agreement), death or disability, Mr. Lowery (or his estate) is entitled only to his base salary, bonuses, vested rights and other benefits due to him through his date of termination or, in the case of death, the last day of the month of death. Any benefits payable under insurance, health, retirement, bonus, incentive, performance or other plans as a result of his participation in such plans through the date of termination will be paid in accordance with those plans.

Termination Due to Retirement: Upon retirement, Mr. Lowery will receive life insurance coverage for himself and lifetime Medicare supplemental coverage for himself and his spouse at the best level of coverage, including prescription coverage, at no cost. He is also entitled to receive a life insurance policy on his life in the amount established by the Bank’s insurance program for executive officers and a life insurance policy insuring his life in the maximum amount established by the Corporation’s group life insurance plan from time to time (currently $350,000).

Termination by Corporation Without Just Cause or by Employee for Good Reason: If Mr. Lowery is terminated without “just cause,” or if he terminates his employment for “good reason” (as defined in the agreement) and such termination does not occur in connection with or within 12 months after a “change in control” (as defined in the agreement), in addition to amounts due upon retirement, he will receive an amount equal to the sum of the following amounts he would have received through the expiration date of the agreement: (i) his base salary and bonuses (based on prior year bonus); (ii) the cost of professional and club dues; (iii) the cost of automobile benefits; (iv) benefits under the ESOP based on the most recent year’s contribution; and (v) benefits under the Pension Plan and ESRP based on the most recent year’s accruals. The amounts provided in the prior sentence will be provided net of all income and payroll taxes that would not have been payable by Mr. Lowery had he continued participation in the benefit plan or program instead of receiving cash reimbursement.

Termination Following Change in Control: If there is a “change in control” (as defined in the agreement) and in connection with or within 12 months following the “change in control” Mr. Lowery’s employment is terminated for other than “just cause” or he resigns for “good reason,” then following such termination, in addition to amounts due upon retirement, he would be entitled to an amount equal to the greater of the (i) amount he would receive if he was terminated by the Corporation without just cause as described above or (ii) the product of 2.99 times the sum of (A) his base salary in effect as of the date of the change in control; (B) an amount equal to any annual discretionary or performance-based incentive bonus received by or payable to him in the calendar year prior to the year in which the change in control occurs; and (C) cash reimbursement in an amount equal to his cost of obtaining certain benefits (other than ESOP, Pension Plan and ESRP benefits) which he was eligible to participate in or receive as of the date of termination. If, as a result of a change in control, Mr. Lowery becomes entitled to any payments which are determined to be payments subject to the Code Section 280G, then his benefit will be equal to the greater of his benefit under the agreement reduced to the maximum amount payable such that when it is aggregated with payments and benefits under all other plans and arrangements it will not result in an “excess parachute payment” under Code Section 280G or his benefit under the agreement after taking into account the amount of the excise tax imposed under Code Section 280G due to the benefit payment. Mr. Lowery is not entitled to any excise tax “gross up” payments under the terms of the agreement.

To comply with Section 409A, certain payments to Mr. Lowery following termination of employment may be delayed until six months following his termination of employment.
Employment Agreements with Norman D. Lowery, Rodger A. McHargue and Steven H. Holliday. We have entered into amended employment agreements with our other Named Executive Officers, which became effective July 1, 2021 and are substantially the same as each officer’s prior employment agreement, except changes to the initial term to 24 months from 12 months, removal of incremental pension benefits as part of the change in control severance benefits and setting the change in control severance multiple at two instead of one. Each of Norman D. Lowery, Rodger A. McHargue and Steven H. Holliday has an employment agreement with the Corporation and the Bank. The agreements have substantially similar terms, which are summarized as follows:

Term: Each agreement is effective as of July 1, 2021 for a period of 24 months. The term may be extended for additional one-year periods by the Compensation Committee. On February 8, 2022, the Committee extended the term of each agreement to June 30, 2024.

Base Compensation: The agreements set forth for the following base salaries for 2021 which may be increased from time to time: Norman D. Lowery–$350,777, Rodger A. McHargue–$305,070 and Steven H. Holliday–$265,982. The executives’ salaries may be increased from time to time. Prior to a change-in-control, base salary may be decreased if the Corporation’s operating results are significantly less favorable than those for the fiscal year ended December 31, 2020 and the Corporation makes similar decreases in the base salaries of the other executive officers. The executives are entitled to participate in other compensation programs and benefits as provided to other senior officers of the Corporation and as provided in the employment agreements.

Restrictive Covenants: To protect the Corporation and our business, the agreements obligate the executives to comply with non-solicitation, non-competition and non-disclosure requirements. In general, the non-solicitation and non‑competition remain in effect for one year after termination of employment for any reason.

Termination for Just Cause, Death or Disability: If employment is terminated for “just cause” (as defined the agreement), death or disability, the executive (or his or her estate) is entitled only to his or her base salary, bonuses, vested rights and other benefits due through the date of termination or, in the case of death, the last day of the month of death. Any benefits payable under insurance, health, retirement, bonus, incentive, performance or other plans as a result of his participation in such plans through the date of termination will be paid in accordance with those plans.

Termination by Corporation without Just Cause or by Employee for Good Reason: If the executive is terminated without “just cause,” or if he or she terminates his or her employment for “good reason” (as defined in the agreements) and such termination does not occur in connection with or within 12 months after a “change in control” (as defined in the agreements), the executive will receive an amount equal to the sum of the following amounts he would have received through the expiration date of the agreement: (i) base salary and bonuses (based on bonus in the year prior to termination), (ii) the cost of professional and club dues; (iii) the cost of automobile benefits; (iv) benefits under the ESOP (and for Mr. Holliday, 401(k) matching) based on the most recent year’s contribution; and (v) other than for Mr. Holliday, benefits under the Pension Plan and ESRP based on the most recent year’s accruals. The amounts provided in the prior sentence will be provided net of all income and payroll taxes that would not have been payable by the executive had he or she continued participation in the benefit plan or program instead of receiving cash reimbursement.

Termination Following Change in Control: If there is a “change in control” (as defined in the agreements) and in connection with or within 12 months following the “change in control” the executive’s employment is terminated for other than “just cause” or he or she resigns for “good reason,” then following such termination the executive would be entitled to an amount equal to the greater of the (i) amount he would receive if he was terminated by the Corporation without just cause as described above or (ii) the product of two times the sum of (A) base salary in effect as of the date of the change in control; (B) an amount equal to any bonus received by or payable in the calendar year prior to the year in which the change in control occurs; and (C) cash reimbursement in an amount equal to his or her cost of obtaining certain benefits (other than ESOP, 401(k) matching, Pension Plan and ESRP benefits) which he or she was eligible to participate in or receive as of the date of termination. If, as a result of a change in control, the executive becomes entitled to any payments that are determined to be payments subject to the Code Section 280G, then the benefit will be equal to the greater of his or her benefit under the agreement reduced to the maximum amount payable such that when it is aggregated with payments and benefits under all other plans and arrangements it will not result in an “excess parachute payment” under Code Section 280G or his or her benefit under the agreement after taking into account the amount of the excise tax imposed under Code Section 280G due to the benefit payment. The executives are not entitled to any excise tax “gross up” payments under the terms of the agreements.

To comply with Section 409A, certain payments to the executives following termination of employment may be delayed until six months following termination of employment.
Potential Payments Upon Termination or Change in Control

The following table sets forth the incremental retirement, cash severance and stock awards payable to each NEO under the specifically described scenarios as if retirement, termination of employment or change in control-related termination occurred as of December 31, 2021. No amounts are shown for the occurrence of a change in control without termination of employment, because no automatic acceleration of outstanding stock awards or other amounts arise upon a change in control.

The amounts shown in the table do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, such as accrued salary and vacation pay or payments of vested amounts under the qualified and nonqualified pension plans and deferred compensation plans. Amounts attributable to the 2011 EIP are based upon the $45.19 closing price for our common stock on December 31, 2021.

Name	Plan Name	Termination Due to Retirement ($)(1)	Termination by Corporation Without Cause or by Executive for Good Reason ($)(2)	Termination by Corporation Without Cause or by Executive for Good Reason Within 12 Months After Change in Control ($)(3)
Norman L. Lowery	2011 EIP	474,224	—	—
	Employment Agreement	213,638	3,191,405 (4)	3,200,225 (5)
Rodger A. McHargue	2011 EIP	—	137,016	137,016
	Employment
	Agreement	—	1,064,253 (6)	852,224 (7)
Norman D. Lowery	2011 EIP	—	154,731	154,731
	Employment
	Agreement	—	1,109,582 (8)	970,774 (9)
Steven H. Holliday	2011 EIP	—	117,313	117,313
	Employment
	Agreement	—	600,617 (10)	754,260 (11)
Karen Milienu		200,000(12)
(1)    As of December 31, 2021, only Mr. Norman L. Lowery had attained retirement age. The amounts shown in this column for the 2011 EIP reflect the value of outstanding restricted stock awards which would vest upon retirement and for the Employment Agreement include the value of continuation of Medicare supplemental coverage and life insurance benefits.
(2)    Amounts in this column reflect the severance benefits that would become payable upon termination without just cause or resignation for good reason. For Mr. Norman L. Lowery, the amounts shown in this column are in addition to the amounts to which he would be entitled upon retirement described in footnote (1) above. For the other NEOs, the 2011 EIP amount reflects the value of outstanding restricted stock awards which would vest in full upon termination without just cause or resignation for good reason.
(3)    The Employment Agreement amounts in this column reflect the severance benefits that would become payable if the termination without just cause or resignation for good reason was in connection with a change in control. For Mr. Norman L. Lowery, the amounts shown in this column are in addition to the amounts to which he would be entitled upon retirement described in footnote (1) above. For the other NEOs, the 2011 EIP amount reflects the value of outstanding restricted stock awards which would vest in full upon termination without just cause or resignation for good reason.
(4)    This cash severance amount consists of 1.5 times (a) 2021 annual base salary of $717,730 and 2020 STIP bonus of $342,609 and (b) the annual amount of certain benefits, including ESOP contributions and pension value, totaling of $1,064,304. Also includes $4,440 to reimburse taxes due on payments for benefits that would not be taxable if provided in connection with continuing employment.
(5)     This cash severance amount consists of 2.99 times (a) 2021 annual base salary of $717,730 and 2020 STIP bonus of $342,609 and (b) the annual amount of certain benefits, not including ESOP contributions and pension value, totaling $7,010. Also includes $8,851 to reimburse taxes due on payments for benefits that would not be taxable if provided in connection with continuing employment.
(6)    This cash severance amount consists of 1.5 times (a) 2021 annual base salary of $305,070 and 2020 STIP bonus of $108,188 and (b) the annual amount of certain benefits, including ESOP contributions, pension value, health, disability and executive life insurance totaling $315,322. Also includes $19,648 to reimburse taxes due on payments for benefits that would not be taxable if provided in connection with continuing employment.
(7)    This cash severance amount consists of 2.0 times (a) 2021 annual base salary of $305,070 and 2020 STIP bonus of $108,188 and (b) the annual amount of certain benefits, including health, disability and executive life insurance, but excluding ESOP contributions and pension value, totaling $32,177. Also includes $25,708 to reimburse taxes due on payments for benefits that would not be taxable if provided in connection with continuing employment.
(8)    This cash severance amount consists of 1.5 times (a) 2021 annual base salary of $350,777 and 2020 STIP bonus of $120,943 and (b) the annual amount of certain benefits, including ESOP contributions and pensions benefits, health, disability and executive life insurance totaling $284,585. Also includes $19,049 to reimburse taxes due on payments for benefits that would not be taxable if provided in connection with continuing employment.
(9)    This cash severance amount consists of 2.0 times (a) 2021 annual base salary of $350,777 and 2020 STIP bonus of $120,943 and (b) the annual amount of certain benefits, including health, disability and executive life insurance, but excluding ESOP contributions and pension value, totaling $30,299. Also includes $25,302 to reimburse taxes due on payments for benefits that would not be taxable if provided in connection with continuing employment.
(10)    This cash severance amount consists of 1.5 times (a) times 2021 annual base salary of $265,982 and 2020 STIP bonus of $93,622 and (b) ) the annual amount of certain benefits, including ESOP and 401(k) matching contributions, health, disability and executive life insurance totaling $52,704. Also includes $17,885 to reimburse taxes due on payments for benefits that would not be taxable if provided in connection with continuing employment.
(11)    This cash severance amount consists of 2.0 times (a) times 2021 annual base salary of $265,982 and 2020 STIP bonus of $93,622 and (b) the annual amount of certain benefits, including health, disability and executive life insurance, but excluding ESOP and 401(k) matching contributions, totaling $29,741. Also includes $23,210 to reimburse taxes due on payments for benefits that would not be taxable if provided in connection with continuing employment.
(12)    Reflects amount paid to Ms. Milienu in January 2022 pursuant to an agreement entered into in connection with her retirement in November 2021.

.

CEO PAY RATIO
As required by the Dodd-Frank Act of 2010, we disclose in this proxy statement the ratio of our CEO’s compensation to that of our median employee. The pay ratio set forth below represents a reasonable estimate calculated in a manner consistent with the SEC’s rules.
For purposes of calculating the pay ratio, the SEC’s rules permit companies to use the employee identified as the median employee in 2020 as the median employee used for 2021 if there have been no changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change in our pay ratio disclosure and no changes to the 2020 median employee’s circumstances that would no longer make it appropriate to use that employee.

There were no changes to our employee population or compensation program or to the 2020 median employee’s circumstances, during 2021 which we reasonably believe would result in a significant change in this pay ratio disclosure. As a result, our median employee for 2021 is our median employee from 2020. For our median employee, we combined all of the elements of such employee’s compensation for 2021 in accordance with the SEC’s rules, resulting in annual total compensation for our median employee of $49,744. This amount includes the estimated value of such employee’s health care benefits (estimated for the median employee at $17,068).
The annual total compensation of our CEO was $2,203,634, which reflects the amount reported in the “total” column of our 2021 Summary Compensation Table on page 36 and the value of the CEO’s health care benefits (which are not included in the summary compensation table). As a result, our CEO to median employee pay ratio for 2021 was 44:1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 1, 2022, there were 12,470,926 shares of our common stock issued and outstanding. The following table shows, as of March 1, 2021, the number and percentage of our common stock held by each person known to us to own beneficially more than five percent of the issued and outstanding common stock, by the executive officers named in the beneficial ownership table below and our directors and by our executive officers and directors as a group. Unless otherwise specified, the address of each person listed is: One First Financial Plaza, P.O. Box 540, Terre Haute, Indiana 47808 and each person has sole voting and investment control of the shares specified.

Five Percent Shareholders, Directors, Nominee and Certain Executive Officers	Amount and Nature of Beneficial Ownership		Percent of Outstanding Shares
Directors and Named Executive Officers:
Mark J. Blade .................................................................................	564		*
W. Curtis Brighton .........................................................................	18,000		*
Michael A. Carty ...........................................................................	273		*
Thomas T. Dinkel ..........................................................................	17,018		*
Gregory L. Gibson .........................................................................	104,238		*
Steven H. Holliday .........................................................................	18,987	(1)(9)	*
Susan M. Jensen .............................................................................	480		*
William R. Krieble .........................................................................	5,285		*
Norman D. Lowery ........................................................................	43,025	(2)(9)	*
Norman L. Lowery ........................................................................	117,706	(3)(9)	*
Tina J. Maher .................................................................................	21,500		*
Thomas C. Martin ..........................................................................	4,990		*
James O. McDonald ......................................................................	5,462		*
Rodger A. McHargue .....................................................................	26,225	(4)(9)	*
Karen L. Milienu ...........................................................................	8,358	(10)	*
Paul J. Pierson ................................................................................	6,000		*
Ronald K. Rich ..............................................................................	4,050		*
Richard J. Shagley..........................................................................	11,008		*
William J. Voges ............................................................................	21,403	(5)	*
All Executive Officers and Directors as a Group (14 persons) .....	425,014		3.41%
Five Percent Shareholders:
BlackRock, Inc. .............................................................................	1,320,213	(6)	10.59%
Princeton Mining Company, Inc. ...................................................	647,207	(7)	5.19%
The Vanguard Group ....................................................................	629,486	(8)	5.05%
*    Less than 1%.
(1)    Includes 1,398 shares held for Mr. Holliday’s account in the ESOP.
(2)    Includes 8,354 shares held for Mr. Norman D. Lowery’s account in the ESOP.
(3)    Includes 11,179 shares held for Mr. Norman L. Lowery’s account in the ESOP.
(4)    Includes 6,408 shares held for Mr. McHargue’s account in the ESOP.
(5)    Includes 1,096 shares held in trust. Mr. Voges, as Trustee, has the power to vote these shares.
(6)    Based solely on information provided by BlackRock, Inc. in a Schedule 13G/A filed with the SEC on February 9, 2022. The Schedule 13G/A indicates that the reporting person has sole power to vote 1,240,038 of the shares reported as beneficially owned and sole power to dispose of all shares beneficially owned. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(7)    Based solely on information provided by Princeton Mining Company, Inc. in a Schedule 13G filed with the SEC on February 8, 2022. The Corporation has been advised that the shares held by Princeton Mining Company, Inc. are voted by James O. McDonald, the Chairman of Princeton Mining Company, Inc., at the direction of its board of directors. The board of directors of Princeton Mining Company, Inc. is comprised of seven individuals, one of whom is James O. McDonald, who is a Director of the Corporation, and three of whom are immediate family members of Norman L. Lowery, who is the Chairman, Chief Executive Officer and President of the Corporation, and Norman D. Lowery, who is

a Director and Chief Operating Officer of the Corporation. Neither Mr. Norman L. Lowery, nor Mr. Norman D. Lowery is on the board of directors of Princeton Mining Company, Inc. The address of Princeton Mining Company, Inc. is State Road 46 South, Terre Haute, Indiana 47803.
(8)    Based solely on information provided by The Vanguard Group in a Schedule 13G/A filed with the SEC on February 10, 2022. The Schedule 13G/A indicates that the reporting person has no sole voting power, has shared voting power with respect to 14,068 shares, has sole dispositive power with respect to 608,776 shares and has shared dispositive power with respect to 20,710 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(9)    Includes shares of restricted common stock of the Corporation issued to our Named Executive Officers as award opportunities under our 2011 EIP as follows: Mr. Norman L. Lowery, 10,149 shares; Mr. McHargue, 2,861 shares; Mr. Holliday, 2,451 shares; Mr. Norman D. Lowery, 3,174 shares; and Ms. Milienu, 1,089 shares. Upon issuance, shares of restricted stock vest annually in one-third increments over a three-year period.
(10)    Ms. Milienu’s employment ended on November 12, 2021, and the amount shown represents the total of shares known by the Company to be owned by Ms. Milienu as of that date.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities and Exchange Act of 1934 requires the Corporation’s directors and executive officers and persons who beneficially own more than 10 percent of a registered class of the Corporation’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Corporation common stock and other equity securities of the Corporation. To the knowledge of the Corporation, all executive officers, directors and greater than 10 percent beneficial owners of the Corporation timely filed all statements of beneficial ownership required to be filed with the SEC during 2021, except for a Form 4 filed on November 22, 2021, with respect to Mr. Blade to report a purchase of shares of the Corporation on May 3, 2021, and a Form 3 filed for Ms. Jensen on December 16, 2021. In making the foregoing disclosure, the Corporation has relied solely upon written representations of our directors and executive officers and a review of reports that directors, executive officers and greater than 10 percent beneficial owners of the Corporation filed electronically with the SEC.

PROPOSAL 2: NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION
PAID TO NAMED EXECUTIVE OFFICERS

Investors’ support of our executive compensation program has been strong in recent years, with 92% of shareholders supporting our say-on-pay proposal at our 2021 annual meeting of shareholders. We continued our shareholder outreach efforts in 2021, which sought feedback regarding executive compensation and corporate governance matters. The shareholders we met with were generally supportive of our overall philosophy and approach to executive compensation.

Our executive compensation philosophy seeks to provide a competitive compensation program that encourages current year performance and the creation of long-term shareholder value without exposing the Corporation to unreasonable risks, including credit, interest rate, liquidity, reputation, compliance and transition risk. Through our executive compensation program, we seek to:

•Attract, motivate and retain highly qualified, talented executives who are focused on the long-term best interest of our shareholders;
•Drive performance relative to our financial goals, balancing short-term operational objectives with long-term strategic goals;
•Link the interest of our executives with those of our shareholders;
•Establish Corporate, Departmental and individual goals consistent with our strategic plan and budget that provide the basis for the annual and long-term award metrics used to measure our performance;
•Reward our executives for both company and individual performance;
•Align compensation and variable incentives with measurable, objective business results and appropriate risk management;
•Allow flexibility in responding to changing laws, accounting standards and business needs as well as the constraints and dynamic conditions in the markets in which we do business; and
•Implement and operate our executive compensation program to reinforce our philosophy of aligning compensation with our short-term and long-term goals and to minimize risk to our shareholders.

The Compensation Committee believes our executive compensation program has achieved its intended results. The Compensation Committee believes our compensation is competitive with the pay practices of other financial institutions of comparable size and performance and has allowed us to attract and retain executives who make substantial contributions to our success. We believe the program aligns our executives’ interest with those of our shareholders by providing a strong link between higher compensation and the attainment of pre-established objective performance goals.

The Executive Compensation Discussion and Analysis section of this proxy statement, which begins on page 24, provides a detailed discussion of our executive compensation programs and how they reflect our philosophy and our link to corporate performance.

We recognize executive compensation is important to our shareholders and we value their opinions on our compensation philosophy and programs. We are asking our shareholders to vote on an advisory basis to approve the compensation of our Named Executive Officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our executive officers and the philosophy, policies and practices described in this proxy statement. This proposal, which is required by Section 14A of the Securities Exchange Act, is commonly known as a “Say-on-Pay” proposal and gives our shareholders the opportunity to express their views on our Named Executive Officers’ compensation to the following resolution:

RESOLVED, that the shareholders approve the 2021 compensation of the Named Executive Officers, as disclosed in this proxy statement, pursuant to Item 402 of Regulation S-K of the Securities and Exchange Commission (including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures).

The vote on this proposal is advisory and therefore not binding on the Corporation, the Compensation Committee or our Board. To the extent there is any significant vote against the executive officer compensation proposal, however, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

In keeping with the preference expressed by our shareholders at the 2017 Annual Meeting of Shareholders, we will continue to hold the Say-on-Pay vote annually and will hold the next Say-On-Pay vote at the 2023 Annual Meeting of Shareholders. In addition, our shareholders will have the opportunity to indicate their preference on the frequency of holding the Say-on-Pay vote at the 2023 Annual Meeting of Shareholders.

Vote Required
The affirmative vote of a majority of the votes cast is required to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers. Abstentions and broker non-votes will have no effect on the outcome of the proposal.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF CROWE LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
At its March 8, 2022, meeting, the Audit Committee of the Board recommended and approved the appointment of Crowe LLP as the Corporation’s independent registered public accounting firm to audit the books, records and accounts of the Corporation for 2022. The Corporation is seeking ratification of such action. Crowe LLP has been our independent registered public accounting firm since fiscal year 1999. Representatives of Crowe LLP are expected to be in attendance, virtually, at the Annual Meeting and available to respond to appropriate questions, and they will be provided an opportunity to make a statement should they desire to do so.

The Audit Committee is responsible for the appointment and oversight of the Corporation’s independent registered public accounting firm. If shareholders do not ratify the selection of Crowe LLP as our independent registered public accounting firm, then the Audit Committee will reconsider the selection of Crowe LLP but may, nevertheless, continue to retain Crowe LLP. Even if the selection is ratified, the Audit Committee has the discretion to appoint a different registered public accounting firm at any time during the year if the Audit Committee determines that such change would be appropriate.

Vote Required
The affirmative vote of a majority of the votes cast is required to ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

MATTERS RELATING TO INDEPENDENT PUBLIC ACCOUNTING FIRM

Fees Paid to Crowe LLP

The following table sets forth the aggregate fees billed by Crowe for audit services rendered in connection with the consolidated financial statements and reports for fiscal year 2021 and fiscal year 2020 and for other services rendered during fiscal year 2020 and fiscal year 2019 on behalf of the Corporation and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services, which have been billed to the Corporation:

	2021	2020
Audit Fees	$637,300	$626,200
Audit-Related Fees	—	—
Tax Fees	145,317	133,342
All Other Fees	—	39,000
Total	$782,617	$798,542
Audit Fees. Consists of fees billed for professional services rendered for: (i) the audit of the Corporation’s consolidated financial statements, (ii) the integrated audit over internal controls as required under Section 404 of the Sarbanes-Oxley Act, (iii) the review of the interim condensed consolidated financial statements included in quarterly reports, (iv) the audit of the captive insurance agency owned by First Financial Corporation, (v) the services that are normally provided by Crowe in connection with statutory and regulatory filings or engagements and (vi) attest services, except those not required by statute or regulation.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations for 2021 and 2020.

Tax Fees.  Consists of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees billed for professional services related to federal and state tax compliance and assistance with tax audits and appeals for the company and the captive insurance agency. Other tax services consist of fees billed for other miscellaneous tax consulting, planning and required filings.
All Other Fees.  All other fees include SOX 404 and internal audit software licensing fees, as well as non-audit related consulting services.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accounting Firm

All of the fees and services described above under “audit fees,” “audit-related fees,” “tax fees” and “all other fees” were pre-approved by the Audit Committee. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent public accounting firm. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent public accounting firm is required to provide detailed back-up documentation at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. Such member must report any decisions to the Audit Committee at the next scheduled meeting.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Shareholders desiring to make a director nomination or a proposal for any business or matter to be presented at any annual meeting of shareholders of the Corporation must comply with the advance notice procedures provided in our Code of By-Laws. Those procedures are summarized below. Failure to comply with our by-law procedures and deadlines may preclude presentation of your director nomination or proposal at an annual meeting. A complete copy of our Code of By-Laws is included as an exhibit to our Form 10-K available on the SEC’s website at www.sec.gov.

Submission of Shareholder Proposals and Director Nominations; Notice Deadlines
Nominations for the election as directors and proposals for any business or matter to be presented at any annual meeting of shareholders may be made by any shareholder of record at the time notice of such meeting is mailed and who is entitled to vote in the election of directors or on the business or matter to be presented, as the case may be, provided that any proposal must be in proper form and such shareholder must comply with the notice procedures and other requirements with respect to director nominations and shareholders proposals set forth in Section 11 of our Code of By-Laws, including timely notice. In order for a shareholder to properly and timely make a nomination or proposal, the Corporation’s Secretary must receive notice thereof in writing at the Corporation’s principal office (x) neither later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day in advance of the anniversary of the previous year’s annual meeting if the annual meeting is to be held on a day which is not more than thirty (30) days in advance of the anniversary of the previous year’s annual meeting or not later than sixty (60) days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting, including in the event that no annual meeting was held in the previous year, not earlier than the close of business one hundred twenty (120) days prior to the annual meeting and not later than the close of business on the later of: (1) the ninetieth (90th) day prior to the annual meeting and (2) the close of business on the tenth (10th) day following the first date of public disclosure of the date of such annual meeting. In no event will the public disclosure of an adjournment or postponement of an annual meeting commence a new notice period (or extend any notice period).
Each notice given by a shareholder with respect to a nomination for election or with respect to proposed business other than a director nomination must set forth for each nominee or with respect to such other business the information enumerated in Section 11 of our Code of By-Laws. In addition, the proposing shareholder also must provide the information and representations enumerated in Section 11 of our Code of By-Laws about such proposing shareholder and may be asked to provide any other information relating to his or her nominee or the proposed business as may be reasonably requested by us.

Inclusion in Our Proxy Materials
A shareholder who desires to include a proposal in our proxy soliciting materials relating to our 2023 annual meeting of shareholders must send the proposal in writing to Mr. Rodger A. McHargue, our Secretary, such that we receive it at our principal executive office at One First Financial Plaza, Terre Haute, Indiana 47808 no later than November 18, 2022. Any such proposal must be made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL MEETING
The SEC’s e-proxy rules require companies to post their proxy materials on the Internet and permit them to provide only a Notice of Internet Availability of Proxy Materials to shareholders. For this proxy statement, we have chosen to follow the SEC’s “full set” delivery option and therefore, although we are posting a full set of our proxy materials (this proxy statement and our Annual Report to Shareholders for the fiscal year ended December 31, 2021) online, we are also mailing a full set of our proxy materials to our shareholders. The Corporation’s Proxy Statement for the 2021 Annual Meeting of Shareholders, Proxy Card and Annual Report to Shareholders for the fiscal year ended December 31, 2021, are available at www.first-online.bank/proxy.

We are mailing a full set of our printed proxy materials to shareholders on or about March 18, 2022. On this date, all shareholders of record and beneficial owners will have the ability to access all of the proxy materials on the website at www.first-online.bank. These proxy materials will be available free of charge.

HOUSEHOLDING
To reduce the expense of delivering duplicate proxy materials to our shareholders, we are relying on SEC rules that permit us to deliver only one proxy statement to multiple shareholders who share an address unless we receive contrary instructions from any shareholder at that address. This practice, known as “householding,” reduces duplicate mailings, saves printing and postage costs as well as natural resources and will not affect dividend check mailings. If you wish to receive a separate copy of the annual report or proxy statement or if you wish to receive separate copies of future annual reports or proxy statements, please contact our Chief Financial Officer and Secretary, Rodger McHargue by phone at (812) 238-6000 or by mail at First Financial Corporation, One First Financial Plaza, P.O. Box 540, Terre Haute, Indiana 47808. We will deliver the requested documents promptly upon your request. If you and other shareholders of record with whom you share an address currently receive multiple copies of annual reports or proxy statements or if you hold our stock in more than one account and, in either case, you wish to receive only a single copy of the annual report or proxy statement, please contact our Chief Financial Officer and Secretary, Rodger McHargue by phone at (812) 238-6000 or by mail at First Financial Corporation, One First Financial Plaza, P.O. Box 540, Terre Haute, Indiana 47808, with the names in which all accounts are registered and the name of the account for which you wish to receive mailings.

ADDITIONAL INFORMATION
Upon written request, the Corporation will provide without charge to each requesting shareholder a copy of the Corporation’s 2021 Annual Report on Form 10-K, which is required to be filed with the SEC. Address all requests to:

Rodger A. McHargue, Chief Financial Officer and Secretary
First Financial Corporation
One First Financial Plaza
P.O. Box 540
Terre Haute, Indiana 47808

SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

Adjusted net income is a non-GAAP financial measure that management believes is useful for investors and management to understand the effects of certain non-recurring noninterest items and provide additional perspective on the Corporation’s performance over time as well as comparison to the Corporation’s peers and evaluating the financial results of the Corporation. Adjusted net income represents net income excluding merger and branch optimization expenses incurred. The following table provides a reconciliation of GAAP net income as reported to non-GAAP adjusted net income:

Non-GAAP Reconciliations
($ in thousands, except EPS)	2021	Adjustments	Adjusted 2021

Net Interest Income	$143,401	$—	$143,401
Provision for credit losses	(2,466)	3,980	(2,466)
Noninterest income	42,084	—	42,084
Noninterest expense	(117,406)	2,827	(117,406)
Income before Income Taxes	$65,613	$6,807	$65,613
Income Taxes	(12,626)	(1,361)	(12,626)
Net Income	$52,987	$5,446	$52,987
Average Shares Outstanding	13,190	13,190	13,190
Basic Diluted Earnings Per Share	$4.02	$0.41	$4.43
(a) CECL(Current Expected Credit Loss) provision addition for acquisition of Hancock Bancorp.
(b) Merger expenses: acquisition expense $1,052,000; severance $193,000.
(c) Branch optimization: lease termination $249,000; severance $144,000; real estate write downs $1,189,000.

OTHER MATTERS
As of the date of this Proxy Statement, the Corporation knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to the Corporation will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.
By Order of the Board of Directors

/s/ Rodger A. McHargue
Chief Financial Officer and Secretary
March 18, 2022

FIRST FINANCIAL CORPORATION
ATTN: RODGER MCHARGUE
ONE FIRST FINANCIAL PLAZA
P.O. BOX 540
TERRE HAUTE, IN 47808

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/19/2022 for shares held directly and by 11:59 P.M. ET on 04/17/2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

***During the Meeting* - Go to www.virtualshareholdermeeting.com/THFF2022**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 04/19/2022 for shares held directly and by 11:59 P.M. ET on 04/17/2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1. Election of Directors	☐	☐	☐	______________________

Nominees

01) W. Curtis Brighton   02) Michael A. Carty   03) William R. Krieble   04) Tina J. Maher   05) Ronald K. Rich

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. Approve, by non-binding vote, compensation paid to the Corporation's named executive officers.	☐	☐	☐
3. Ratification of the appointment of Crowe LLP as the independent registered public accounting firm for the Corporation for the fiscal year ending December 31, 2022.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000535223_1   R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2021 Annual Report on Form 10K and Notice & Proxy Statement are available at www.proxyvote.com

FIRST FINANCIAL CORPORATION
Annual Meeting of Shareholders
April 20, 2022 11:00 AM EDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Rodger A. McHargue as proxy, having the power to act and to appoint his substitute, to represent and to vote all shares of common stock of First Financial Corporation (the "Corporation") that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Wednesday, April 20, 2022, at 11:00 a.m. (local time), and at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present.

This proxy will be voted as directed, but if no direction is given, this proxy will be voted FOR all of the nominees listed in Proposal 1, FOR Proposal 2, and FOR Proposal 3. With respect to any other matters as may properly come before the Annual Meeting of Shareholders, or any adjournment or postponement thereof, the proxy named herein will have the authority to vote on such matters and intends to vote in accordance with the recommendation of the Corporation's Board of Directors or, in the absence of such a recommendation, in accordance with his best judgment.

Continued and to be signed on reverse side

0000535223_2 R1.0.0.24